________________________________________________________________________________

                                  $100,000,000

                                CREDIT AGREEMENT

                                      among

                       INTERMAGNETICS GENERAL CORPORATION,
                                   as Borrower

                                       and

                    THE DOMESTIC SUBSIDIARIES OF THE BORROWER
                        FROM TIME TO TIME PARTIES HERETO,
                                 as Guarantors,

                           THE LENDERS PARTIES HERETO,

                              JPMORGAN CHASE BANK,
                              as Syndication Agent,

                                 KEYBANK, N.A.,
                             as Documentation Agent,

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                             as Administrative Agent


                          Dated as of December 17, 2003



                         WACHOVIA CAPITAL MARKETS, LLC,
                      as Lead Arranger and Sole Book Runner

________________________________________________________________________________

                                                  TABLE OF CONTENTS
                                                  -----------------

                                                                                                               Page
                                                                                                               ----
ARTICLE I  DEFINITIONS............................................................................................1
         Section 1.1       Defined Terms..........................................................................1
                           -------------
         Section 1.2       Other Definitional Provisions.........................................................23
                           -----------------------------
         Section 1.3       Accounting Terms......................................................................23
                           ----------------
ARTICLE II  THE LOANS; AMOUNT AND TERMS..........................................................................24
         Section 2.1       Revolving Loans.......................................................................24
                           ---------------
         Section 2.2       Term Loan Facility....................................................................26
                           ------------------
         Section 2.3       Letter of Credit Subfacility..........................................................27
                           ----------------------------
         Section 2.4       Swingline Loan Subfacility............................................................30
                           --------------------------
         Section 2.5       Fees..................................................................................32
                           ----
         Section 2.6       Commitment Reductions.................................................................33
                           ---------------------
         Section 2.7       Prepayments...........................................................................33
                           -----------
         Section 2.8       Minimum Principal Amount of Tranches..................................................35
                           ------------------------------------
         Section 2.9       Default Rate and Payment Dates........................................................35
                           ------------------------------
         Section 2.10      Conversion Options....................................................................35
                           ------------------
         Section 2.11      Computation of Interest and Fees......................................................36
                           --------------------------------
         Section 2.12      Pro Rata Treatment and Payments.......................................................36
                           -------------------------------
         Section 2.13      Non-Receipt of Funds by the Administrative Agent......................................38
                           ------------------------------------------------
         Section 2.14      Inability to Determine Interest Rate..................................................39
                           ------------------------------------
         Section 2.15      Illegality............................................................................40
                           ----------
         Section 2.16      Requirements of Law...................................................................40
                           -------------------
         Section 2.17      Indemnity.............................................................................41
                           ---------
         Section 2.18      Taxes.................................................................................42
                           -----
         Section 2.19      Indemnification; Nature of Issuing Lender's Duties....................................44
                           --------------------------------------------------
ARTICLE III  REPRESENTATIONS AND WARRANTIES......................................................................45
         Section 3.1       Financial Condition...................................................................45
                           -------------------
         Section 3.2       No Change.............................................................................46
                           ---------
         Section 3.3       Corporate Existence; Corporate Power; Enforceability..................................46
                           ----------------------------------------------------
         Section 3.4       Governmental Approvals................................................................46
                           ----------------------
         Section 3.5       No Legal Bar; No Default..............................................................47
                           ------------------------
         Section 3.6       No Material Litigation................................................................47
                           ----------------------
         Section 3.7       Government Acts.......................................................................47
                           ---------------
         Section 3.8       Margin Regulations....................................................................47
                           ------------------
         Section 3.9       Compliance with Laws..................................................................48
                           --------------------
         Section 3.10      ERISA.................................................................................48
                           -----
         Section 3.11      Environmental Matters.................................................................48
                           ---------------------
         Section 3.12      Purpose of Extensions of Credit.......................................................49
                           -------------------------------
         Section 3.13      Subsidiaries..........................................................................49
                           ------------
         Section 3.14      Ownership.............................................................................50
                           ---------
         Section 3.15      Indebtedness..........................................................................50
                           ------------
         Section 3.16      Taxes.................................................................................50
                           -----
         Section 3.17      Solvency..............................................................................50
                           --------
         Section 3.18      Investments...........................................................................50
                           -----------

         Section 3.19      No Burdensome Restrictions............................................................50
                           --------------------------
         Section 3.20      Brokers' Fees.........................................................................51
                           -------------
         Section 3.21      Labor Matters.........................................................................51
                           -------------
         Section 3.22      Accuracy and Completeness of Information..............................................51
                           ----------------------------------------
         Section 3.23      Consummation of Acquisition; Representations and Warranties from Other Documents......51
                           --------------------------------------------------------------------------------
         Section 3.24      Material Contracts....................................................................52
                           ------------------
         Section 3.25      Insurance.............................................................................52
                           ---------
         Section 3.26      Tax Shelter Regulations...............................................................52
                           -----------------------
ARTICLE IV  CONDITIONS PRECEDENT.................................................................................52
         Section 4.1       Conditions to Closing Date............................................................52
                           --------------------------
         Section 4.2       Conditions to Funding Date and Initial Revolving Loans and Term Loans.................54
                           ---------------------------------------------------------------------
         Section 4.3       Conditions to All Extensions of Credit................................................57
                           --------------------------------------
ARTICLE V  AFFIRMATIVE COVENANTS.................................................................................58
         Section 5.1       Financial Statements..................................................................58
                           --------------------
         Section 5.2       Certificates; Other Information.......................................................59
                           -------------------------------
         Section 5.3       Payment of Obligations................................................................61
                           ----------------------
         Section 5.4       Conduct of Business and Maintenance of Existence......................................61
                           ------------------------------------------------
         Section 5.5       Maintenance of Property; Insurance....................................................61
                           ----------------------------------
         Section 5.6       Inspection of Property; Books and Records; Discussions................................61
                           ------------------------------------------------------
         Section 5.7       Notices...............................................................................62
                           -------
         Section 5.8       Environmental Laws....................................................................63
                           ------------------
         Section 5.9       Financial Covenants...................................................................63
                           -------------------
         Section 5.10      Additional Subsidiary Guarantors......................................................64
                           --------------------------------
         Section 5.11      Compliance with Law...................................................................64
                           -------------------
         Section 5.12      Completion of Acquisition.............................................................64
                           -------------------------
ARTICLE VI  NEGATIVE COVENANTS...................................................................................64
         Section 6.1       Indebtedness..........................................................................65
                           ------------
         Section 6.2       Liens.................................................................................66
                           -----
         Section 6.3       Nature of Business....................................................................66
                           ------------------
         Section 6.4       Consolidation, Merger, Sale or Purchase of Assets, etc................................66
                           ------------------------------------------------------
         Section 6.5       Advances, Investments and Loans.......................................................67
                           -------------------------------
         Section 6.6       Transactions with Affiliates..........................................................67
                           ----------------------------
         Section 6.7       Ownership of Subsidiaries; Restrictions...............................................67
                           ---------------------------------------
         Section 6.8       Fiscal Year; Organizational Documents; Material Contracts.............................67
                           ---------------------------------------------------------
         Section 6.9       Limitation on Restricted Actions......................................................68
                           --------------------------------
         Section 6.10      Restricted Payments...................................................................68
                           -------------------
         Section 6.11      Prepayments of Subordinated Debt, etc.................................................68
                           -------------------------------------
         Section 6.12      Sale Leasebacks.......................................................................69
                           ---------------
         Section 6.13      No Further Negative Pledges...........................................................69
                           ---------------------------
ARTICLE VII  EVENTS OF DEFAULT...................................................................................69
         Section 7.1       Events of Default.....................................................................69
                           -----------------
         Section 7.2       Acceleration; Remedies................................................................72
                           ----------------------
ARTICLE VIII  THE AGENT..........................................................................................72
         Section 8.1       Appointment...........................................................................72
                           -----------
         Section 8.2       Delegation of Duties..................................................................72
                           --------------------

         Section 8.3       Exculpatory Provisions................................................................73
                           ----------------------
         Section 8.4       Reliance by Administrative Agent......................................................73
                           --------------------------------
         Section 8.5       Notice of Default.....................................................................74
                           -----------------
         Section 8.6       Non-Reliance on Administrative Agent and Other Lenders................................74
                           ------------------------------------------------------
         Section 8.7       Indemnification.......................................................................75
                           ---------------
         Section 8.8       Administrative Agent in Its Individual Capacity.......................................75
                           -----------------------------------------------
         Section 8.9       Successor Administrative Agent........................................................75
                           ------------------------------
ARTICLE IX  MISCELLANEOUS........................................................................................76
         Section 9.1       Amendments and Waivers................................................................76
                           ----------------------
         Section 9.2       Notices...............................................................................77
                           -------
         Section 9.3       No Waiver; Cumulative Remedies........................................................79
                           ------------------------------
         Section 9.4       Survival of Representations and Warranties............................................79
                           ------------------------------------------
         Section 9.5       Payment of Expenses and Taxes.........................................................79
                           -----------------------------
         Section 9.6       Successors and Assigns; Participations; Purchasing Lenders............................80
                           ----------------------------------------------------------
         Section 9.7       Adjustments; Set-off..................................................................83
                           --------------------
         Section 9.8       Table of Contents and Section Headings................................................84
                           --------------------------------------
         Section 9.9       Counterparts..........................................................................84
                           ------------
         Section 9.10      Effectiveness.........................................................................84
                           -------------
         Section 9.11      Severability..........................................................................84
                           ------------
         Section 9.12      Integration...........................................................................84
                           -----------
         Section 9.13      Governing Law.........................................................................84
                           -------------
         Section 9.14      Consent to Jurisdiction and Service of Process........................................85
                           ----------------------------------------------
         Section 9.15      Confidentiality.......................................................................85
                           ---------------
         Section 9.16      Acknowledgments.......................................................................86
                           ---------------
         Section 9.17      Waivers of Jury Trial.................................................................86
                           ---------------------
         Section 9.18      USA Patriot Act Notice................................................................86
                           ----------------------
ARTICLE X  GUARANTY..............................................................................................87
         Section 10.1      The Guaranty..........................................................................87
                           ------------
         Section 10.2      Bankruptcy............................................................................87
                           ----------
         Section 10.3      Nature of Liability...................................................................88
                           -------------------
         Section 10.4      Independent Obligation................................................................88
                           ----------------------
         Section 10.5      Authorization.........................................................................88
                           -------------
         Section 10.6      Reliance..............................................................................88
                           --------
         Section 10.7      Waiver................................................................................89
                           ------
         Section 10.8      Limitation on Enforcement.............................................................90
                           -------------------------

Schedules
---------

Schedule 1.1-A            Form of Account Designation Letter
Schedule 1.1-B            Permitted Liens
Schedule 2.1(a)           Schedule of Lenders and Commitments
Schedule 2.1(b)(i)        Form of Notice of Borrowing
Schedule 2.1(e)           Form of Revolving Note
Schedule 2.2(d)           Form of Term Note
Schedule 2.4(d)           Form of Swingline Note
Schedule 2.10             Form of Notice of Conversion/Extension
Schedule 2.18             Form of Section 2.18 Certificate
Schedule 3.13             Subsidiaries
Schedule 3.20             Brokers' Fees
Schedule 3.21             Labor Matters
Schedule 3.24             Material Contracts
Schedule 3.25             Insurance
Schedule 4.1(b)           Form of Secretary's Certificate
Schedule 4.2(f)           Form of Solvency Certificate
Schedule 5.10             Form of Joinder Agreement
Schedule 6.1(b)           Indebtedness
Schedule 6.5              Existing Investments
Schedule 9.2              Lenders' Lending Offices
Schedule 9.6(c)           Form of Commitment Transfer Supplement

         This CREDIT AGREEMENT is entered into as of December 17, 2003 by and among INTERMAGNETICS GENERAL CORPORATION, a New York corporation (the "Borrower") those Domestic Subsidiaries of the Borrower identified as a "Guarantor" on the signature pages hereto and such other Domestic Subsidiaries of the Borrower as may from time to time become a party hereto (collectively, the "Guarantors"), the several banks and other financial institutions as may from time to time become parties to this Credit Agreement (collectively, the "Lenders"; and individually, a "Lender"), and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").


                              W I T N E S S E T H:

         WHEREAS, the Borrower has requested that the Lenders make loans and other financial accommodations to the Borrower in the amount of up to $100,000,000, as more particularly described herein; and

         WHEREAS, the Lenders have agreed to make such loans and other financial accommodations to the Borrower on the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1       Defined Terms.

         As used in this Credit Agreement, terms defined in the preamble to this Credit Agreement have the meanings therein indicated, and the following terms have the following meanings:

         "Account Designation Letter" shall mean the Notice of Account Designation Letter dated as of the Funding Date from the Borrower to the Administrative Agent substantially in the form attached hereto as Schedule 1.1-A.

         "Acquired Company" shall mean Invivo Corporation, a Delaware corporation.

         "Acquisition" shall mean the purchase of the outstanding Capital Stock of the Acquired Company by the Borrower or a Subsidiary of the Borrower pursuant to the Acquisition Documents.

         "Acquisition Documents" shall mean that certain Agreement and Plan of Merger, dated as of December 17, 2003, among Magic Subsidiary Corporation, a Delaware corporation (a wholly owned Subsidiary of the Borrower), and the Acquired Company, including all schedules and exhibits hereto and as amended, modified or supplemented from time to time.

         "Act" shall have the meaning set forth in Section 9.18.

         "Additional Credit Party" shall mean each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with Section 5.10.

         "Administrative Agent" shall have the meaning set forth in the first paragraph of this Credit Agreement and any successors in such capacity.

         "Affiliate" shall mean as to any Person, any other Person (excluding any Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power either (a) to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Aggregate Revolving Committed Amount" shall have the meaning set forth in Section 2.1.

         "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof:
"Prime Rate" shall mean, at any time, the rate of interest per annum publicly announced from time to time by Wachovia at its principal office in Charlotte, North Carolina as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by Wachovia as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

         "Alternate Base Rate Loan" shall mean a Loan that bears interest at an interest rate based on the Alternate Base Rate.

         "Applicable Percentage" shall mean, for any day, the rate per annum set forth below opposite the applicable level then in effect:

        ----------- ----------------------- ------------------------- -------------------------  -----------------
                                            Applicable Percentage for Applicable Percentage for
                        Consolidated           Alternate Base Rate         LIBOR Rate
          Level        Leverage Ratio                 Loans                 Loans                  Commitment Fee
        ----------- ----------------------- ------------------------- -------------------------  -----------------
            I           < 1.00 to 1.0               0.00%                   0.75%                    0.20%
        ----------- ----------------------- ------------------------- -------------------------  -----------------
            II          => 1.00 to 1.0              0.00%                   1.00%                    0.25%
                      but < 1.50 to 1.0
        ----------- ----------------------- ------------------------- -------------------------  -----------------
            III          => 1.50 to 1.0             0.50%                   1.50%                    0.30%
                      but < 2.00 to 1.0
        ----------- ----------------------- ------------------------- -------------------------  -----------------
            IV          => 2.00 to 1.0              0.75%                   1.75%                   0.375%
        ----------- ----------------------- ------------------------- -------------------------  -----------------

         The Applicable Percentage shall be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Administrative Agent has received from the Borrower the quarterly financial information and certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 5.1(b) and 5.2(b) pursuant to which the Borrower notifies the Administrative Agent of a change in the applicable pricing level based on the financial information contained therein (each an "Interest Determination Date"). Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date. The initial Applicable Percentages shall be based on Level III from the Funding Date through the end of the second complete fiscal quarter following the Funding Date. If the Borrower shall fail to provide the quarterly financial information and certifications in accordance with the provisions of Sections 5.1(b) and 5.2(b), the Applicable Percentage from such Interest Determination Date shall, on the date five (5) Business Days after the date by which the Borrower was so required to provide such financial information and certifications to the Administrative Agent and the Lenders, be based on Level IV until such time as such information and certifications are provided, whereupon the Level shall be determined by the then current Consolidated Leverage Ratio.

         "Arranger" shall mean Wachovia Capital Markets, LLC.

         "Asset Disposition" shall mean the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of any Credit Party or any Subsidiary whether by sale, lease, transfer or otherwise. The term "Asset Disposition" shall not include (a) Specified Sales, (b) the sale, lease or transfer of assets permitted by Section 6.4(a)(iii) or (iv) hereof, or (c) any Equity Issuance.

         "Bankruptcy Code" shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

         "Borrower" shall have the meaning set forth in the first paragraph of this Credit Agreement.

         "Borrowing Date" shall mean, in respect of any Loan, the date such Loan is made.

         "Business" shall have the meaning set forth in Section 3.11(b).

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term "Business Day" shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

         "Capital Lease" shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

         "Capital Stock" shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition ("Government Obligations"), (b) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (e) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, and (f) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody's.

         "Change of Control" shall mean (a) any Person or two or more Persons acting in concert shall have acquired "beneficial ownership," directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, or control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of the Borrower, or (b) the Continuing Directors shall cease for any reason to constitute a majority of the members of the board of directors of the Borrower then in office. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

         "Closing Date" shall mean the date of this Credit Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment" shall mean the Revolving Commitment, the LOC Commitment, the Swingline Commitment and the Term Loan Commitment, individually or collectively, as appropriate.

         "Commitment Fee" shall have the meaning set forth in Section 2.5(a).

         "Commitment Percentage" shall mean the Revolving Commitment Percentage, the LOC Commitment Percentage and/or the Term Loan Commitment Percentage, as appropriate.

         "Commitment Period" shall mean the period from and including the Funding Date to but not including the Maturity Date.

         "Commitment Transfer Supplement" shall mean a Commitment Transfer Supplement, substantially in the form of Schedule 9.6(c).

         "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

         "Consolidated Capital Expenditures" shall mean, for any period, all capital expenditures of the Borrower and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP. The term "Consolidated Capital Expenditures" shall not include capital expenditures in respect of the reinvestment of proceeds derived from Recovery Events received by the Borrower and its Subsidiaries to the extent that such reinvestment is permitted under the Credit Documents.

         "Consolidated EBITDA" shall mean, as of any date for the four fiscal quarter period ending on such date with respect to the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net Income, has been deducted for (i) Consolidated Interest Expense, (ii) total federal, state, local and foreign income, value added and similar taxes and (iii) depreciation and amortization expense, all as determined in accordance with GAAP.

         "Consolidated Fixed Charge Coverage Ratio" shall mean, as of the end of each fiscal quarter of the Borrower for the four fiscal quarter period ending on such date with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated EBITDA for the applicable period minus Consolidated Capital Expenditures for the applicable period to (b) the sum of Consolidated Interest Expense for the applicable period plus Scheduled Funded Debt Payments for the applicable period plus cash taxes paid during the applicable period. Notwithstanding the foregoing, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio for the first three complete fiscal quarters to occur after the Closing Date, the Consolidated Fixed Charge Coverage Ratio shall be determined by annualizing the components of the denominator thereof such that for the first complete fiscal quarter to occur after the Closing Date such components would be multiplied by four (4), the first two complete fiscal quarters would be multiplied by two (2) and the first three complete fiscal quarters would be multiplied by one and one-third (1 1/3).

         "Consolidated Interest Expense" shall mean, for any period, all cash interest expense of the Borrower and its Subsidiaries (including, without limitation, the interest component under Capital Leases), as determined in accordance with GAAP. For purposes hereof, Consolidated Interest Expense for the first three complete fiscal quarters to occur after the Closing Date shall be determined by annualizing Consolidated Interest Expense such that for the first complete fiscal quarter to occur after the Closing Date such components would be multiplied by four (4), the first two complete fiscal quarters would be multiplied by two (2) and the first three fiscal quarters would be multiplied by one and one-third (1 1/3).

         "Consolidated Leverage Ratio" shall mean, as of the end of any fiscal quarter of the Borrower for the four fiscal quarter period ending on such date with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Funded Debt of the Borrower and its Subsidiaries on a consolidated basis on the last day of such period to (b) Consolidated EBITDA for such period.

         "Consolidated Net Income" means, for the applicable period, net income of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP. Unless expressly indicated otherwise, the applicable period shall be for the four consecutive quarters ending on the date of computation.

         "Consolidated Net Worth" means, as of any date of computation, (a) Consolidated Total Assets minus (b) the total liabilities of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP.

         "Consolidated Total Assets" means, on the date of computation, the amount of total assets of the Borrower and its Subsidiaries, determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "Consolidated Working Capital" shall mean with respect to the Borrower and its Subsidiaries on a consolidated basis, at any time, the excess of (a) current assets at such time less cash and Cash Equivalents less (b) current liabilities at such time (excluding current maturities of long-term debt), all as determined in accordance with GAAP.

         "Continuing Directors" shall mean either during any period of up to 24 consecutive months commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election by the Borrower's board of directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved).

         "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Credit Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time in accordance with its terms.

         "Credit Documents" shall mean this Credit Agreement, each of the Notes, any Joinder Agreement, the Letters of Credit, LOC Documents and all other agreements, documents, certificates and instruments delivered to the Administrative Agent or any Lender by any Credit Party in connection therewith (other than any agreement, document, certificate or instrument related to a Hedging Agreement).

         "Credit Party" shall mean any of the Borrower and the Guarantors.

         "Credit Party Obligations" shall mean, without duplication, (a) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy
Code) and (b) all liabilities and obligations, whenever arising, of the Borrower or any of its Subsidiaries to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement permitted pursuant to Section 6.1.

         "Debt Issuance" shall mean the issuance of any Indebtedness for borrowed money by any Credit Party or any of its Subsidiaries (excluding, for purposes hereof, any Equity Issuance or any Indebtedness of the Borrower and its Subsidiaries permitted to be incurred pursuant to Section 6.1 hereof).

         "Default" shall mean any of the events specified in Section 7.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

         "Defaulting Lender" shall mean, at any time, any Lender that, at such time (a) has failed to make a Loan required pursuant to the term of this Credit Agreement, including the funding of a Participation Interest in accordance with the terms hereof, (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

         "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

         "Domestic Lending Office" shall mean, initially, the office of each Lender designated as such Lender's Domestic Lending Office shown on Schedule 9.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which Alternate Base Rate Loans of such Lender are to be made.

         "Domestic Subsidiary" shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

         "Environmental Laws" shall mean any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Credit Agreement.

         "Equity Issuance" shall mean any issuance by any Credit Party or any Subsidiary to any Person which is not a Credit Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term "Equity Issuance" shall not include any equity issued in connection with the Acquisition, any Asset Disposition or any Debt Issuance.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Eurodollar Reserve Percentage" shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

         "Excess Cash Flow" shall mean, with respect to any fiscal year period of the Borrower and its Subsidiaries on a consolidated basis, an amount equal to
(a) Consolidated EBITDA for such period minus (b) Consolidated Capital Expenditures for such period to the extent permitted hereunder minus (c) Scheduled Funded Debt Payments made during such period minus (d) Consolidated Interest Expense for such period minus (e) amounts paid in respect of federal, state, local and foreign income, value added and similar taxes with respect to such period minus (f) increases (or plus decreases) in Consolidated Working Capital for such period from the prior period.

         "Event of Default" shall mean any of the events specified in Section 7.1; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

         "Extension of Credit" shall mean, as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

         "Federal Funds Effective Rate" shall have the meaning set forth in the definition of "Alternate Base Rate".

         "Fee Letter" shall mean the letter agreement dated November 11, 2003 addressed to the Borrower from the Administrative Agent and the Arranger, as amended, modified or otherwise supplemented.

         "Funded Debt" shall mean, with respect to any Person, without duplication, (a) all Indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person and including, in any event, earnout obligations, (e) the principal portion of all obligations of such Person under Capital Leases, (f) all obligations of such Person under Hedging Agreements, excluding any portion thereof which would be accounted for as interest expense under GAAP, (g) the maximum face amount of all letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (h) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (i) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, (j) all Indebtedness of others of the type described in clauses (a) through (i) hereof secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (k) all Guaranty Obligations of such Person with respect to Indebtedness of another Person of the type described in clauses (a) through (i) hereof, and (l) all Indebtedness of the type described in clauses (a) through
(i) hereof of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer; provided, however, that Funded Debt shall not include Indebtedness among the Credit Parties to the extent such Indebtedness would be eliminated on a Consolidated basis.

         "Funding Date" shall mean the date upon which all conditions precedent to funding under Section 4.2 shall have been satisfied, and the initial Extensions of Credit are made hereunder, which, in any event, shall occur no later than January 30, 2004.

         "GAAP" shall mean generally accepted accounting principles in effect in the United States of America applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in
Section 5.9 to the provisions of Section 1.3.

         "Government Acts" shall have the meaning set forth in Section 2.19.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guaranty Obligations" shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

         "Guarantor" shall mean any of the Domestic Subsidiaries identified as a "Guarantor" on the signature pages hereto and the Additional Credit Parties which execute a Joinder Agreement, together with their successors and permitted assigns.

         "Guaranty" shall mean the guaranty of the Guarantors set forth in
Article X.

         "Hedging Agreements" shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

         "Indebtedness" shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all obligations of such Person under Capital Leases plus any accrued interest thereon, (i) all obligations of such Person under Hedging Agreements, (j) the maximum amount of all letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product plus any accrued interest thereon, and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

         "Insolvency" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in
Section 4245 of ERISA.

         "Insolvent" shall mean being in a condition of Insolvency.

         "Interest Determination Date" shall have the meaning assigned thereto in the definition of "Applicable Percentage".

         "Interest Payment Date" shall mean (a) as to any Alternate Base Rate Loan or Swingline Loan, the last day of each March, June, September and December and on the applicable Maturity Date, (b) as to any LIBOR Rate Loan having an Interest Period of three (3) months or less, the last day of such Interest Period, (c) as to any LIBOR Rate Loan having an Interest Period longer than three (3) months, each day which is three (3) months after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Alternate Base Rate Loan or LIBOR Rate Loan, the Maturity Date.

         "Interest Period" shall mean, with respect to any LIBOR Rate Loan,

                 (a) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower in the notice of borrowing or notice of conversion given with respect thereto; and

                 (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto;

                     provided that the foregoing provisions are subject to the
                 following:

                     (i) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                     (ii) any Interest Period pertaining to a LIBOR Rate Loan
                 that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

                     (iii) if the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have selected an Alternate Base Rate Loan to replace the affected LIBOR Rate Loan;

                     (iv) any Interest Period in respect of any Loan that would otherwise extend beyond the applicable Maturity Date and, further with regard to the Term Loans, no Interest Period shall extend beyond any principal amortization payment date unless the portion of such Term Loan consisting of Alternate Base Rate Loans together with the portion of such Term Loan consisting of LIBOR Rate Loans with Interest Periods expiring prior to or concurrently with the date such principal amortization payment date is due, is at least equal to the amount of such principal amortization payment due on such date; and

                     (v) no more than six (6) LIBOR Rate Loans may be in effect at any time. For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

         "Investment" shall mean any investment, in cash or by delivery of property made, directly or indirectly in or to any Person, whether by acquisition of shares of Capital Stock, property, assets, indebtedness or other obligations or securities or by loan advance, capital contribution or otherwise.

         "Issuing Lender" shall mean Wachovia.

         "Issuing Lender Fees" shall have the meaning set forth in Section
2.5(c).

         "Joinder Agreement" shall mean a Joinder Agreement substantially in the form of Schedule 5.10, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 5.10.

         "Lender" shall have the meaning set forth in the first paragraph of this Credit Agreement.

         "Letters of Credit" shall mean any letter of credit issued by the Issuing Lender pursuant to the terms hereof, as such Letters of Credit may be amended, modified, extended, renewed or replaced from time to time.

         "Letter of Credit Fee" shall have the meaning set forth in Section 2.5(b).

         "LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If, for any reason, neither of such rates is available, then "LIBOR" shall mean the rate per annum at which, as determined by the Administrative Agent, Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

         "LIBOR Lending Office" shall mean, initially, the office of each Lender designated as such Lender's LIBOR Lending Office shown on Schedule 9.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

         "LIBOR Rate" shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

                  LIBOR Rate =                           LIBOR
                                            ------------------------------------
                                            1.00 - Eurodollar Reserve Percentage

         "LIBOR Rate Loan" shall mean Loans the rate of interest applicable to which is based on the LIBOR Rate.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

         "Loan" shall mean a Revolving Loan, a Swingline Loan and/or the Term Loan, as appropriate.

         "LOC Commitment" shall mean the commitment of the Issuing Lender to issue Letters of Credit and with respect to each Revolving Lender, the commitment of such Revolving Lender to purchase participation interests in the Letters of Credit up to such Revolving Lender's LOC Committed Amount as specified in Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

         "LOC Commitment Percentage" shall mean, for each Revolving Lender, the percentage identified as its LOC Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

         "LOC Committed Amount" shall mean, collectively, the aggregate amount of all of the LOC Commitments of the Revolving Lenders to issue and participate in Letters of Credit as referenced in Section 2.3 and, individually, the amount of each Revolving Lender's LOC Commitment as specified in Schedule 2.1(a).

         "LOC Documents" shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or (b) any collateral security for such obligations.

         "LOC Obligations" shall mean, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

         "Mandatory Borrowing" shall have the meaning set forth in Section 2.3(e) or Section 2.4(b)(ii), as the context may require.

         "Margin Stock" shall have the meaning given such term in Regulation U of the Board of Governors of the Federal Reserve System of the United States.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of any of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any Guarantor to perform its obligations, when such obligations are required to be performed, under this Credit Agreement, any of the Notes or any other Credit Document or (c) the validity or enforceability of this Credit Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

         "Material Contract" means any contract or other agreement set forth on
Schedule 3.24 and any other contract or agreement, whether written or oral, to which any Credit Party or any of its Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

         "Material Proceeding" shall mean any litigation, investigation or other proceeding by or before any Governmental Authority (a) which involves any of the Credit Documents or any of the transactions contemplated hereby or thereby, or involves the Borrower or any of its Subsidiaries as a party or the property of Borrower or any of its Subsidiaries, and could have a Material Adverse Effect if adversely determined, (b) in which there has been issued an injunction, writ, temporary restraining order or any other order of any nature which purports to restrain or enjoin the making of any requested Extension of Credit, the consummation of any other transaction contemplated by the Credit Documents, or the enforceability of any provision of any of the Credit Documents, (c) which involves the actual or alleged breach or violation by the Borrower or any of its Subsidiaries of, or default by the Borrower or any of its Subsidiaries under, any Material Contract or (d) which involves the actual or alleged violation by the Borrower or any of its Subsidiaries of any applicable law.

         "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

         "Maturity Date" shall mean the fifth anniversary of the Closing Date.

         "Moody's" shall mean Moody's Investors Service, Inc.

         "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds" shall mean the aggregate cash proceeds received by any Credit Party or any Subsidiary in respect of any Asset Disposition, Equity Issuance or Debt Issuance, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by any Credit Party or any Subsidiary in any Asset Disposition, Equity Issuance or Debt Issuance.

         "Note" or "Notes" shall mean the Revolving Notes, the Swingline Note and/or the Term Notes, collectively, separately or individually, as appropriate.

         "Notice of Borrowing" shall mean the written notice of borrowing as referenced and defined in Section 2.1(b)(i) or 2.4(b)(i), as appropriate.

         "Notice of Conversion" shall mean the written notice of extension or conversion as referenced and defined in Section 2.10.

         "Obligations" shall mean, collectively, Loans and LOC Obligations.

         "Participant" shall have the meaning set forth in Section 9.6(b).

         "Participation Interest" shall mean the purchase by a Revolving Lender of a participation interest in Letters of Credit as provided in Section 2.3 and in Swingline Loans as provided in Section 2.4.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "Permitted Acquisition" shall mean an acquisition or any series of related acquisitions by a Credit Party of the assets or all of the Capital Stock of a Person that is incorporated, formed or organized in the United States or any division, line of business or other business unit of a Person that is incorporated, formed or organized in the United States (such Person or such division, line of business or other business unit of such Person referred to herein as the "Target"), in each case that is in the same line of business (or assets used in the same line of business) as the Credit Parties and their Subsidiaries, so long as (a) no Default or Event of Default shall then exist or would exist after giving effect thereto, (b) the Credit Parties shall have complied with the documentation requirements for a Permitted Acquisition as set forth in Section 5.2(f), (c) the Credit Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent and the Required Lenders that the Credit Parties will be in compliance on a pro forma basis with all of the terms and provisions of the financial covenants set forth in Section 5.9,
(d) the Target, if a Person, shall have executed a Joinder Agreement in accordance with the terms of Section 5.10, (e) the Target has earnings before interest, taxes, depreciation and amortization for the four fiscal quarter prior to the acquisition date in an amount greater than $0, (f) such acquisition is not a "hostile" acquisition and has been approved by the Board of Directors and/or shareholders of the applicable Credit Party and the Target, (g) after giving effect to such acquisition, the unused availability under the Aggregate Revolving Committed Amount shall be greater than or equal to $15,000,000 and (h) the total consideration (including, without limitation, assumed liabilities, earnout payments and any other deferred payment) for the assets, Capital Stock, division, line of business or other business unit acquired in all such acquisition or series of related acquisitions shall not exceed $50,000,000, individually or in the aggregate with all other acquisitions made by the Credit Parties during the term of this Credit Agreement.

         "Permitted Investments" shall mean:

                  (a) cash and Cash Equivalents;

                  (b) receivables owing to the Borrower or any of its Subsidiaries or any receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (c) Investments in and loans to any Credit Parties;

                  (d) Investments in and loans to Subsidiaries of the Borrower that are not Guarantors in an aggregate amount not to exceed $1,000,000 at any time outstanding solely for the purpose of purchasing third party debt obligations;

                  (e) loans and advances to employees (other than any officer or director) of the Borrower or its Subsidiaries, other than employee advances in the ordinary course and/or other loans or advances to employees in an aggregate amount not to exceed $250,000 at any time outstanding;

                  (f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (g) Investments, acquisitions or transactions permitted under
         Section 6.4(b);

                  (h) Hedging Agreements entered into by the Borrower to the extent permitted pursuant to Section 6.1;

                  (i) Permitted Acquisitions;

                  (j) Investments of the Borrower existing as of the Closing Date and set forth on Schedule 6.5; and

                  (k) other Investments in addition to those permitted by the foregoing clauses in an aggregate amount not to exceed $2,500,000 at any time outstanding.

         "Permitted Liens" shall mean:

                  (a) Liens created by or otherwise existing, under or in connection with this Credit Agreement or the other Credit Documents in favor of the Lenders;

                  (b) purchase money Liens securing purchase money indebtedness (and refinancings thereof) to the extent permitted under Section 6.1(c);

                  (c) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed sixty (60) days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Subsidiaries with significant operations outside of the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

                  (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings;

                  (e) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (f) deposits to secure the performance of bids, trade contracts, (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (g) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

                  (h) Liens existing on the Closing Date and set forth on
         Schedule 1.1-B; provided that (a) no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Closing Date and (b) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced;

                  (i) Liens arising in connection with Capital Leases to the extent permitted under Section 6.1(c);

                  (j) Liens on Margin Stock held by the Borrower or any Subsidiary in favor of any Person other than the Lenders; and

                  (k) other Liens in addition to those permitted by the foregoing clauses securing Indebtedness in an aggregate amount not to exceed $2,500,000 at any time outstanding.

         "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plan" shall mean, at any particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

         "Prime Rate" shall have the meaning set forth in the definition of Alternate Base Rate.

         "Pro Forma EBITDA" shall mean Consolidated EBITDA of the Borrower and its Subsidiaries (including the Acquired Company and its Subsidiaries) after giving effect to the Acquisition for the twelve month period ending on the Funding Date.

         "Properties" shall have the meaning set forth in Section 3.11(a).

         "Purchasing Lenders" shall have the meaning set forth in Section
9.6(c).

         "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets.

         "Register" shall have the meaning set forth in Section 9.6(d).

         "Related Fund" shall mean, with respect to any Lender or other Person who invests in commercial bank loans in the ordinary course of business, any other fund or trust or entity that invests in commercial bank loans in the ordinary course of business and is advised or managed by such Lender or other Persons or the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

         "Reorganization" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

         "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. ss.4043.

         "Required Lenders" shall mean Lenders holding in the aggregate greater than 50% of (a) the Commitments (and Participation Interests therein) or (b) if the Commitments have been terminated, the outstanding Loans and Participation Interests (including the Participation Interests of the Issuing Lender in any Letters of Credit and of the Swingline Lender in Swingline Loans) provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender's Commitments, or after termination of the Commitments, the principal balance of the Obligations owing to such Defaulting Lender.

         "Requirement of Law" shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" shall mean, as to (a) the Borrower, any of the President, the Chief Executive Officer or the Chief Financial Officer or (b) any other Credit Party, any duly authorized officer thereof.

         "Restricted Payment" shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding,
(c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding,
(d) any payment with respect to any earnout obligation or (e) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt.

         "Revolving Commitment" shall mean, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to such Revolving Lender's Revolving Committed Amount.

         "Revolving Commitment Percentage" shall mean, for each Revolving Lender, the percentage identified as its Revolving Commitment Percentage on
Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

         "Revolving Committed Amount" shall mean the amount of each Revolving Lender's Revolving Commitment as specified on Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

         "Revolving Lender" shall mean, as of any date of determination, each Lender with a Revolving Commitment greater than $0.

         "Revolving Loans" shall have the meaning set forth in Section 2.1.

         "Revolving Note" or "Revolving Notes" shall mean the promissory notes of the Borrower in favor of each of the Revolving Lenders evidencing the Revolving Loans provided pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

         "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

         "Scheduled Funded Debt Payments" shall mean, as of any date of determination for the Borrower and its Subsidiaries, the sum of all scheduled payments of principal on Funded Debt for the applied period ending on the date of determination (including the principal component of payments due on Capital Leases during the applicable period ending on the date of determination).

         "Single Employer Plan" shall mean any Plan which is not a Multiemployer Plan.

         "Specified Sales" shall mean (a) the sale, transfer, lease or other disposition of inventory and materials in the ordinary course of business and
(b) the sale, transfer or other disposition of Permitted Investments described in clause (i) of the definition thereof.

         "Subordinated Debt" shall mean any Indebtedness incurred by any Credit Party which by its terms is specifically subordinated in right of payment to the prior payment of the Credit Party Obligations.

         "Subsidiary" shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Swingline Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, and the commitment of the Revolving Lenders to purchase participation interests in the Swingline Loans as provided in Section 2.4(b)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

         "Swingline Committed Amount" shall mean the amount of the Swingline Lender's Swingline Commitment as specified in Section 2.4(a).

         "Swingline Lender" shall mean Wachovia.

         "Swingline Loan" or "Swingline Loans" shall have the meaning set forth in Section 2.4(a).

         "Swingline Note" shall mean the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.4(d), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

         "Target" shall have the meaning set forth in the definition of "Permitted Acquisitions."

         "Taxes" shall have the meaning set forth in Section 2.18.

         "Term Loan" shall have the meaning set forth in Section 2.2(a).

         "Term Loan Commitment" shall mean, with respect to each Term Loan Lender, the commitment of such Term Loan Lender to make its portion of the Term Loan in a principal amount equal to such Term Loan Lender's Term Loan Commitment Percentage of the Term Loan Committed Amount (and for purposes of making determinations of Required Lenders hereunder after the Funding Date, the principal amount outstanding on the Term Loan).

         "Term Loan Commitment Percentage" shall mean, for any Term Loan Lender, the percentage identified as its Term Loan Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6.

         "Term Loan Committed Amount" shall have the meaning set forth in
Section 2.2(a).

         "Term Loan Lender" shall mean, as of any date of determination, each Lender that holds a portion of the outstanding Term Loan.

         "Term Note" or "Term Notes" shall mean the promissory notes of the Borrower in favor of each of the Term Loan Lenders evidencing the portion of the Term Loan provided pursuant to Section 2.2(d), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

         "Tranche" shall mean the collective reference to LIBOR Rate Loans whose Interest Periods begin and end on the same day. A Tranche may sometimes be referred to as a "LIBOR Tranche".

         "Transfer Effective Date" shall have the meaning set forth in each Commitment Transfer Supplement.

         "2.18 Certificate" shall have the meaning set forth in Section 2.18.

         "Voting Stock" shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         "Wachovia" shall mean Wachovia Bank, National Association.

         Section 1.2       Other Definitional Provisions.

                  (a) Unless otherwise specified therein, all terms defined in this Credit Agreement shall have the defined meanings when used in the Notes or other Credit Documents or any certificate or other document made or delivered pursuant hereto.

                  (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and Section, subsection, Schedule and Exhibit references are to this Credit Agreement unless otherwise specified.

                  (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         Section 1.3       Accounting Terms.

         Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower delivered to the Lenders; provided that, if the Borrower shall notify the Administrative Agent that it wishes to amend any covenant in Section 5.9 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Section 5.9 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

         The Borrower shall deliver to the Administrative Agent and each Lender at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 5.1, (i) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (ii) a reasonable estimate of the effect on the financial statements on account of such changes in application.

         Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the financial covenants set forth in Section 5.9, after consummation of any Permitted Acquisition or any acquisition by the Borrower or the Acquired Company during the twelve month period prior to the Closing Date,
(i) income statement items and other balance sheet items (whether positive or negative) attributable to the Target acquired in such transaction shall be included in such calculations to the extent relating to such applicable period, and (ii) Indebtedness of a Target which is retired in connection with a Permitted Acquisition shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period.

                                   ARTICLE II

                           THE LOANS; AMOUNT AND TERMS

         Section 2.1       Revolving Loans.

         (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time in an aggregate principal amount of up to SEVENTY-FIVE Million DOLLARS ($75,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 2.6, the "Aggregate Revolving Committed Amount") for the purposes hereinafter set forth; provided, however, that (i) with regard to each Revolving Lender individually, the sum of such Revolving Lender's share of outstanding Revolving Loans plus such Revolving Lender's Revolving Commitment Percentage of outstanding Swingline Loans plus such Revolving Lender's LOC Commitment Percentage of LOC Obligations shall not exceed such Revolving Lender's Revolving Committed Amount, and (ii) with regard to the Revolving Lenders collectively, the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall not exceed the Aggregate Revolving Committed Amount. Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof. LIBOR Rate Loans shall be made by each Revolving Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

         (b) Revolving Loan Borrowings.

             (i) Notice of Borrowing. The Borrower may request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Administrative Agent not later than 12:00 noon (New York time) on the Business Day prior to the date of requested borrowing in the case of Alternate Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed,
         (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor. A form of Notice of Borrowing (a "Notice of Borrowing") is attached as Schedule 2.1(b)(i). If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder. The Administrative Agent shall give notice to each Revolving Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Revolving Lender's share thereof.

             (ii) Minimum Amounts. Each Revolving Loan which is an Alternate Base Rate Loan shall be in a minimum aggregate amount of $1,000,000 and in integral multiples of $500,000 in excess thereof (or the remaining amount of the Aggregate Revolving Committed Amount, if less). Each Revolving Loan which is a LIBOR Rate Loan shall be in a minimum aggregate amount of $2,000,000 and in integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Aggregate Revolving Committed Amount, if less).

             (iii) Advances. Each Revolving Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Schedule 9.2, or at such other office as the Administrative Agent may designate in writing, by 12:00 noon (New York time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

         (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Maturity Date.

         (d) Interest. Subject to the provisions of Section 2.9, Revolving Loans shall bear interest as follows:

             (i) Alternate Base Rate Loans. During such periods as Revolving Loans shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

             (ii) LIBOR Rate Loans. During such periods as Revolving Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

         Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.

         (e) Revolving Notes. Each Revolving Lender's Revolving Committed Amount shall be evidenced by a duly executed promissory note of the Borrower to such Revolving Lender in substantially the form of Schedule 2.1(e).

         Section 2.2       Term Loan Facility.

         (a) Term Loan. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Term Loan Lender severally agrees to make available to the Borrower on the Funding Date such Term Loan Lender's Term Loan Commitment Percentage of a term loan in Dollars (the "Term Loan") in the aggregate principal amount of TWENTY-FIVE MILLION DOLLARS ($25,000,000) (the "Term Loan Committed Amount") for the purposes hereinafter set forth. The Term Loan may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request. The Borrower shall request the initial Term Loan borrowing by written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Administrative Agent not later than 12:00 noon (New York time) on (i) the Business Day prior to the date of the requested borrowing if the initial Loans shall be Alternate Base Rate Loans or (ii) three (3) Business Days prior to the date of the requested borrowing if the initial Loans shall be LIBOR Rate Loans. LIBOR Rate Loans shall be made by each Term Loan Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office. Amounts repaid on the Term Loan may not be reborrowed.

         (b) Repayment of Term Loan. The principal amount of the Term Loan shall be repaid in twenty (20) consecutive quarterly installments as follows, unless accelerated sooner pursuant to Section 7.2:

================================ ===============================================
Principal Amortization                             Term Loan
Payment Date                             Principal Amortization Payment
-------------------------------- -----------------------------------------------
March 31, 2004                                      $937,500
-------------------------------- -----------------------------------------------
June 30, 2004                                       $937,500
-------------------------------- -----------------------------------------------
September 30, 2004                                  $937,500
-------------------------------- -----------------------------------------------
December 31, 2004                                   $937,500
-------------------------------- -----------------------------------------------
March 31, 2005                                      $937,500
-------------------------------- -----------------------------------------------
June 30, 2005                                       $937,500
-------------------------------- -----------------------------------------------
September 30, 2005                                  $937,500
-------------------------------- -----------------------------------------------
December 31, 2005                                   $937,500
-------------------------------- -----------------------------------------------
March 31, 2006                                     $1,250,000
-------------------------------- -----------------------------------------------
June 30, 2006                                      $1,250,000
-------------------------------- -----------------------------------------------
September 30, 2006                                 $1,250,000
-------------------------------- -----------------------------------------------
December 31, 2006                                  $1,250,000
-------------------------------- -----------------------------------------------
March 31, 2007                                     $1,562,500
-------------------------------- -----------------------------------------------
June 30, 2007                                      $1,562,500
-------------------------------- -----------------------------------------------

-------------------------------- -----------------------------------------------
September 30, 2007                                 $1,562,500
-------------------------------- -----------------------------------------------
December 31, 2007                                  $1,562,500
-------------------------------- -----------------------------------------------
March 31, 2008                                     $1,562,500
-------------------------------- -----------------------------------------------
June 30, 2008                                      $1,562,500
-------------------------------- -----------------------------------------------
September 30, 2008                                 $1,562,500
-------------------------------- -----------------------------------------------
December 31, 2008                                  $1,562,500
-------------------------------- -----------------------------------------------

         (c) Interest on the Term Loan. Subject to the provisions of Section 2.9, the Term Loan shall bear interest as follows:

             (i) Alternate Base Rate Loans. During such periods as the Term Loan shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

             (ii) LIBOR Rate Loans. During such periods as the Term Loan shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

         Interest on the Term Loan shall be payable in arrears on each Interest Payment Date.

         (d) Term Notes. Each Term Loan Lender's Term Loan Commitment Percentage of the Term Loan Committed Amount shall be evidenced by a duly executed promissory note of the Borrower to such Term Loan Lender in substantially the form of Schedule 2.2(d).

         Section 2.3       Letter of Credit Subfacility.

         (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, during the Commitment Period the Issuing Lender shall issue, and the Revolving Lenders shall participate in, Letters of Credit for the account of the Borrower from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed TEN MILLION DOLLARS ($10,000,000) (the "LOC Committed Amount"), (ii) the sum of outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall not at any time exceed the Aggregate Revolving Committed Amount (iii) all Letters of Credit shall be denominated in U.S. Dollars and (iv) Letters of Credit shall be issued for lawful corporate purposes and may be issued as standby letters of credit, including in connection with workers' compensation and other insurance programs, and trade letters of credit. Except as otherwise expressly agreed upon by all the Revolving Lenders, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the date that is thirty (30) days prior to the Maturity Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. Any Letters of Credit issued hereunder shall be in a minimum original face amount of $100,000. Wachovia shall be the Issuing Lender on all Letters of Credit issued after the Closing Date.

         (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least five (5) Business Days prior to the requested date of issuance. The Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit. The Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding.

         (c) Participations. Each Revolving Lender upon issuance of a Letter of Credit shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its LOC Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its LOC Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Revolving Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Revolving Lender shall pay to the Issuing Lender its LOC Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Revolving Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

         (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower and the Administrative Agent. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit (with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Alternate Base Rate plus two percent (2%). Unless the Borrower shall immediately notify the Issuing Lender and the Administrative Agent of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Revolving Lenders of the amount of any unreimbursed drawing and each Revolving Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Revolving Lender's LOC Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Revolving Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (New York time), otherwise such payment shall be made at or before 12:00 Noon (New York time) on the Business Day next succeeding the day such notice is received. If such Revolving Lender does not pay such amount to the Issuing Lender in full upon such request, such Revolving Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Revolving Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. Each Revolving Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Credit Party Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Revolving Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made (without giving effect to any termination of the Commitments pursuant to Section 7.2) pro rata based on each Revolving Lender's respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2) and in the case of both clauses (i) and
(ii) the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder,
(ii) whether any conditions specified in Section 4.3 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Aggregate Revolving Committed Amount after any such Letter of Credit may have been drawn upon; provided, however, that in the event any such Mandatory Borrowing should be less than the minimum amount for borrowings of Revolving Loans otherwise provided in Section 2.1(b)(ii), the Borrower shall pay to the Administrative Agent for its own account an administrative fee of $500. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code), then each such Revolving Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interests in the outstanding LOC Obligations; provided, further, that in the event any Revolving Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Revolving Lender's unfunded Participation Interest therein shall bear interest payable by such Revolving Lender to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

         (f) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

         (g) Uniform Customs and Practices. The Issuing Lender shall have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

         Section 2.4       Swingline Loan Subfacility.

         (a) Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed FIVE MILLION DOLLARS ($5,000,000) (the "Swingline Committed Amount"), and (ii) the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall not exceed the Aggregate Revolving Committed Amount. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

         (b) Swingline Loan Borrowings.

             (i) Notice of Borrowing and Disbursement. The Swingline Lender will make Swingline Loans available to the Borrower on any Business Day upon request made by the Borrower not later than 12:00 noon (New York time) on such Business Day. A notice of request for Swingline Loan borrowing shall be made in the form of Schedule 2.1(b)(i) with appropriate modifications. Swingline Loan borrowings hereunder shall be made in minimum amounts of $100,000 and in integral amounts of $100,000 in excess thereof.

             (ii) Repayment of Swingline Loans. Each Swingline Loan borrowing shall be due and payable on the Maturity Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Administrative Agent, demand repayment of its Swingline Loans by way of a Revolving Loan borrowing, in which case the Borrower shall be deemed to have requested a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans in the amount of such Swingline Loans; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to the occurrence thereof (A) the Maturity Date,
         (B) the occurrence of any Event of Default described in Section 7.1(e),
         (C) upon acceleration of the Credit Party Obligations hereunder, whether on account of an Event of Default described in Section 7.1(e) or any other Event of Default, and (D) the exercise of remedies in accordance with the provisions of Section 7.2 hereof (each such Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as "Mandatory Borrowing"). Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (I) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section
         4.3 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1(b)(i), (V) the date of such Mandatory Borrowing, or (VI) any reduction in the Revolving Committed Amount or termination of the Revolving Commitments immediately prior to such Mandatory Borrowing or contemporaneously therewith. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Revolving Lender to share in such Swingline Loans ratably based upon its respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2). provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased, and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay to the Swingline Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

         (c) Interest on Swingline Loans. Subject to the provisions of Section 2.9, Swingline Loans shall bear interest at a per annum rate equal to the Alternate Base Rate plus the applicable Percentage for Revolving Loans that are Alternate Base Rate Loans. Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.

         (d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in the original amount of the Swingline Committed Amount and substantially in the form of
Schedule 2.4(d).

         Section 2.5       Fees.

         (a) Commitment Fee. In consideration of the Revolving Commitments, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Revolving Lenders a commitment fee (the "Commitment Fee") in an amount equal to the Applicable Percentage per annum on the average daily unused amount of the Aggregate Revolving Committed Amount. For purposes of computation of the Commitment Fee, LOC Obligations shall be considered usage of the Aggregate Revolving Committed Amount but Swingline Loans shall not be considered usage of the Aggregate Revolving Committed Amount. The Commitment Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter.

         (b) Letter of Credit Fees. In consideration of the LOC Commitments, the Borrower agrees to pay to the Issuing Lender a fee (the "Letter of Credit Fee") equal to the Applicable Percentage per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration. The Issuing Lender shall promptly pay over to the Administrative Agent for the ratable benefit of the Revolving Lenders (including the Issuing Lender) the Letter of Credit Fee. The Letter of Credit Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter.

         (c) Issuing Lender Fees. The Issuing Lender may charge, and retain for its own account without sharing by the other Lenders, an additional facing fee of one-eighth of one percent (.125%) per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it. In addition, the Borrower shall pay to the Issuing Lender for its own account without sharing by the other Lenders the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

         (d) Administrative Fee. The Borrower agrees to pay to the Administrative Agent the annual administrative fee as described in the Fee Letter.

         Section 2.6       Commitment Reductions.

         (a) Voluntary Reductions. The Borrower shall have the right to terminate or permanently reduce the unused portion of the Aggregate Revolving Committed Amount at any time or from time to time upon not less than five Business Days' prior notice to the Administrative Agent (which shall notify the Revolving Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof and shall be irrevocable and effective upon receipt by the Administrative Agent, provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Loans made on the effective date thereof, the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations would exceed the Aggregate Revolving Committed Amount.

         (b) Maturity Date. The Revolving Commitment, the Swingline Commitment and the LOC Commitment shall automatically terminate on the Maturity Date.

         Section 2.7       Prepayments.

         (a) Optional Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, however, that each partial prepayment of a Revolving Loan and the Term Loan shall be in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof, and each partial prepayment of a Swingline Loan shall be in a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof. The Borrower shall give three Business Days' irrevocable notice in the case of LIBOR Rate Loans and same-day irrevocable notice on any Business Day in the case of Alternate Base Rate Loans, to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable). To the extent that the Borrower elects to prepay the Term Loans, amounts prepaid under this Section 2.7(a) shall be applied first pro rata to the Term Loan (ratably to the remaining principal installments thereof) and then (after the Term Loan have been paid in full) to the Revolving Loans, in each case first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.7(a) shall be subject to
Section 2.17, but otherwise without premium or penalty. Interest on the principal amount prepaid shall be payable on the next occurring Interest Payment Date that would have occurred had such loan not been prepaid or, at the request of the Administrative Agent, interest on the principal amount prepaid shall be payable on any date that a prepayment is made hereunder through the date of prepayment. Amounts prepaid on the Revolving Loans and the Swingline Loans may be reborrowed in accordance with the terms hereof. Amounts prepaid on the Term Loan may not be reborrowed.

         (b) Mandatory Prepayments.

             (i) Aggregate Revolving Committed Amount. If at any time after the Closing Date, the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall exceed the Aggregate Revolving Committed Amount, the Borrower immediately shall prepay the Loans in an amount sufficient to eliminate such excess (any such prepayment to be applied as set forth in clause (vii) below).

             (ii) Asset Dispositions. Promptly following any Asset Disposition in excess of $500,000 in any fiscal year, the Borrower shall prepay the Loans in an aggregate amount equal to the Net Cash Proceeds derived from such Asset Disposition (such prepayment to be applied as set forth in clause (vii) below); provided, however, that such Net Cash Proceeds shall not be required to be so applied to the extent (A) such Asset Disposition is in the ordinary course of the Borrower's business or (B) the Borrower delivers to the Administrative Agent a certificate stating that the Borrower intends to use such Net Cash Proceeds to acquire fixed or capital assets in replacement of the disposed assets within 180 days of the receipt of such Net Cash Proceeds, it being expressly agreed that any Net Cash Proceeds not so reinvested during such period shall be applied to repay the Loans immediately thereafter.

             (iii) Issuances. Immediately upon receipt by any Credit Party of proceeds from (A) any Debt Issuance, the Borrower shall prepay the Loans and cash collateralize the LOC Obligations in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Debt Issuance to the Lenders (such prepayment to be applied as set forth in clause (vii) below) or (B) any Equity Issuance, the Borrower shall prepay the Loans and cash collateralize the LOC Obligations in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Equity Issuance (such prepayment to be applied as set forth in clause (vii) below) ); provided, however, that no prepayment shall be required under this subsection if the Consolidated Leverage Ratio is less than or equal to 2.25 to 1.0 on a pro forma basis.

             (iv) Recovery Event. To the extent of cash proceeds received in connection with a Recovery Event which are in excess of $500,000 in the aggregate and which are not applied in accordance with Section 6.4(a)(ii), immediately following the 180th day occurring after the receipt by a Credit Party of such cash proceeds, the Borrower shall prepay the Loans in an aggregate amount equal to one-hundred percent (100%) of such cash proceeds to the Lenders (any such prepayment to be applied as set forth in clause (vii) below).

             (v) Excess Cash Flow. Within 90 days after the end of each fiscal year (commencing with the fiscal year ending May 31, 2004), the Borrower shall prepay the Loans in an amount equal to fifty percent (50%) of the Excess Cash Flow earned during such prior fiscal year (such prepayments to be applied as set forth in clause (vii) below); provided, however, that if the Consolidated Leverage Ratio is less than or equal to 2.00 to 1.0 as of the end of such fiscal year, any Excess Cash Flow earned during such prior fiscal year shall not be subject to such mandatory prepayment requirements.

             (vi) Liens on Margin Stock. Promptly following any Credit Party contracting, creating, incurring, assuming or permitting to exist any Lien on any Margin Stock owned by any Credit Party, the Borrower shall prepay the Loans in an aggregate amount equal to one-hundred percent (100%) of the aggregate amount of Indebtedness secured by such Lien (any such prepayment to be applied as set forth in clause (vii) below).

             (vii) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.7(b) shall be applied as follows:
         (A) with respect to all amounts prepaid pursuant to Section 2.7(b)(i), to the Revolving Loans and then (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations, (B) with respect to all amounts prepaid pursuant to Sections 2.7(b)(ii) through (vi), (1) first, to the Term Loan (in inverse order of maturity dates); and (2) second, to the Revolving Loans without a corresponding reduction in the Revolving Commitments and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.7(b) shall be subject to Section
         2.17 and be accompanied by interest on the principal amount prepaid through the date of prepayment.

         (c) Hedging Obligations Unaffected. Any prepayment made pursuant to this Section 2.7 shall not affect the Borrower's obligation to continue to make payments under any Hedging Agreement, which shall remain in full force and effect notwithstanding such prepayment, subject to the terms of such Hedging Agreement.

         Section 2.8       Minimum Principal Amount of Tranches.

         All borrowings, payments and prepayments in respect of Revolving Loans and the Term Loan shall be in such amounts and be made pursuant to such elections so that after giving effect thereto the aggregate principal amount of the Revolving Loans and the Term Loan comprising any Tranche shall be (a) with respect to Alternate Base Rate Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof and (b) with respect to LIBOR Rate Loans, $2,000,000 or a whole multiple of $1,000,000 in excess thereof.

         Section 2.9       Default Rate and Payment Dates.

         Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall, at the discretion of the Required Lenders, bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Alternate Base Rate plus 2%).

         Section 2.10      Conversion Options.

         (a) The Borrower may, in the case of Revolving Loans and the Term Loan, elect from time to time to convert Alternate Base Rate Loans to LIBOR Rate Loans, by giving the Administrative Agent at least three (3) Business Days' prior irrevocable written notice of such election. A form of Notice of Conversion/Extension is attached as Schedule 2.10. If the date upon which an

Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof.

         (b) Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.10(a); provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto. If the Borrower shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or the continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR Rate Loans shall be automatically converted to Alternate Base Rate Loans at the end of the applicable Interest Period with respect thereto.

         Section 2.11      Computation of Interest and Fees.

         (a) Interest payable hereunder with respect to Alternate Base Rate Loans shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Credit Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate.

         Section 2.12      Pro Rata Treatment and Payments.

         (a) Each borrowing of Revolving Loans and any reduction of the Revolving Commitments shall be made pro rata according to the respective Revolving Commitment Percentages of the Revolving Lenders. Each payment under this Credit Agreement or any Note shall be applied, first, to any fees then due and owing by the Borrower pursuant to Section 2.5, second, to interest then due and owing in respect of the Notes of the Borrower and, third, to principal then due and owing hereunder and under the Notes of the Borrower. Each payment on account of any fees pursuant to Section 2.5 shall be made pro rata in accordance with the respective amounts due and owing (except as to the portion of the Letter of Credit Fees retained by the Issuing Lender and the Issuing Lender
Fees). Each payment (other than prepayments) by the Borrower on account of principal of and interest on the Revolving Loans and on the Term Loan shall be made pro rata according to the respective amounts due and owing. Prepayments made pursuant to Section 2.15 shall be applied in accordance with such section. Each mandatory prepayment on account of principal of the Loans shall be applied in accordance with Section 2.7(b). All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without defense, set-off or counterclaim (except as provided in Section 2.18(b)) and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's office specified on Schedule 9.2 in Dollars and in immediately available funds not later than 12:00 noon (New York time) on the date when due. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

         (b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the exercise of remedies by the Administrative Agent or the Lenders pursuant to Section 7.2 (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall automatically become due and payable in accordance with the terms of such Section), all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

                  SECOND, to payment of any fees owed to the Administrative
         Agent;

                  THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

                  FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest, and including with respect to any Hedging Agreement between any Credit Party and any Lender, or any Affiliate of a Lender, to the extent such Hedging Agreement is permitted by Section 6.1, any fees, premiums and scheduled periodic payments due under such Hedging Agreement and any interest accrued thereon;

                  FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations and the payment or cash collateralization of the outstanding LOC Obligations, and including with respect to any Hedging Agreement between any Credit Party and any Lender, or any Affiliate of a Lender, to the extent such Hedging Agreement is permitted by Section 6.1, any breakage, termination or other payments due under such Hedging Agreement and any interest accrued thereon;

                  SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

         In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 2.12(b).

         Section 2.13      Non-Receipt of Funds by the Administrative Agent.

         (a) Unless the Administrative Agent shall have been notified in writing by a Lender prior to the date a Loan is to be made by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Effective Rate.

         (b) Unless the Administrative Agent shall have been notified in writing by the Borrower, prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that the Borrower does not intend to make such payment, the Administrative Agent may assume that the Borrower has made such payment when due, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the Borrower has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, repay to the Administrative Agent the amount made available to such Lender. If such amount is repaid to the Administrative Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Administrative Agent on demand interest on such amount in respect of each day from the date such amount was made available by the Administrative Agent to such Lender to the date such amount is recovered by the Administrative Agent at a per annum rate equal to the Federal Funds Effective Rate.

         (c) A certificate of the Administrative Agent submitted to the Borrower or any Lender with respect to any amount owing under this Section 2.13 shall be conclusive in the absence of manifest error.

         Section 2.14      Inability to Determine Interest Rate.

         Notwithstanding any other provision of this Credit Agreement, if (i) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period, or (ii) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans that the Borrower has requested be outstanding as a LIBOR Tranche during such Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower, and the Lenders at least two Business Days prior to the first day of such Interest Period. Unless the Borrower shall have notified the Administrative Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such LIBOR Rate Loans, any Loans that were requested to be made as LIBOR Rate Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as LIBOR Rate Loans shall remain as or be converted into Alternate Base Rate Loans. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.

         Section 2.15      Illegality.

         Notwithstanding any other provision of this Credit Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans as contemplated by this Credit Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Administrative Agent and the Borrower thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law as Alternate Base Rate Loans. The Borrower hereby agrees to promptly pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

         Section 2.16      Requirements of Law.

         (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

             (i) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit or any application relating thereto, any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for changes in the rate of tax on the overall net income of such Lender);

             (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

             (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Rate Loans or the Letters of Credit or to reduce any amount receivable hereunder or under any Note, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its LIBOR Rate Loans or Letters of Credit. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

         (b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen
(15) days after demand by such Lender, the Borrower shall pay to such Lender such additional amount as shall be certified by such Lender as being required to compensate it for such reduction. Such a certificate as to any additional amounts payable under this Section submitted by a Lender (which certificate shall include a description of the basis for the computation), through the Administrative Agent, to the Borrower shall be conclusive absent manifest error.

         (c) The agreements in this Section 2.16 shall survive the termination of this Credit Agreement and payment of the Credit Party Obligations.

         Section 2.17      Indemnity.

         The Borrower hereby agrees to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof, (b) default by the Borrower in accepting a borrowing after the Borrower has given a notice in accordance with the terms hereof, (c) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with the terms hereof, and/or (d) the making by the Borrower of a prepayment of a Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. The agreements in this Section shall survive termination of this Credit Agreement and payment of the Credit Party Obligations.

         Section 2.18      Taxes.

         (a) All payments made by the Borrower hereunder or under any Note will be, except as provided in Section 2.18(b), made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Credit Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Administrative Agent as soon as practicable after the date the payment of any Taxes is due pursuant to applicable law certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

         (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Credit Agreement pursuant to Section 9.6(d) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) if the Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN or W-8ECI (or successor forms) certifying such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Credit Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, either Internal Revenue Service Form W-8BEN or W-8ECI as set forth in clause (i) above, or (x) a certificate substantially in the form of Schedule 2.18 (any such certificate, a "2.18 Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying such Lender's entitlement to an exemption from United States withholding tax with respect to payments of interest to be made under this Credit Agreement and under any Note. In addition, each Lender agrees that it will deliver upon the Borrower's request updated versions of the foregoing, as applicable, whenever the previous certification has become obsolete or inaccurate in any material respect, together with such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Credit Agreement and any Note. Notwithstanding anything to the contrary contained in Section 2.18(a), but subject to the immediately succeeding sentence, (A) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (B) the Borrower shall not be obligated pursuant to Section 2.18(a) hereof to gross-up payments to be made to a Lender in respect of Taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 2.18(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such Taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.18, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.18(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes.

         (c) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

         (d) If the Borrower pays any additional amount pursuant to this Section
2.18 with respect to a Lender, such Lender shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that such Lender shall have no obligation to use such reasonable efforts if either (i) it is in an excess foreign tax credit position or (ii) it believes in good faith, in its sole discretion, that claiming a refund or credit would cause adverse tax consequences to it. In the event that such Lender receives such a refund or credit, such Lender shall pay to the Borrower an amount that such Lender reasonably determines is equal to the net tax benefit obtained by such Lender as a result of such payment by the Borrower. In the event that no refund or credit is obtained with respect to the Borrower's payments to such Lender pursuant to this Section 2.18, then such Lender shall upon request provide a certification that such Lender has not received a refund or credit for such payments. Nothing contained in this Section 2.18 shall require a Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount or the basis of its determination referred to in the proviso to the first sentence of this Section 2.18 to the Borrower or any other party.

         (e) The agreements in this Section 2.18 shall survive the termination of this Credit Agreement and the payment of the Credit Party Obligations.

         Section 2.19      Indemnification; Nature of Issuing Lender's Duties.

         (a) In addition to its other obligations under Section 2.3, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

         (b) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

         (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any Government Authority. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

         (d) Nothing in this Section 2.19 is intended to limit the reimbursement obligation of the Borrower contained in Section 2.3(d) hereof. The obligations of the Borrower under this Section 2.19 shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

         (e) Notwithstanding anything to the contrary contained in this Section 2.19, the Borrower shall have no obligation to indemnify any Issuing Lender in respect of any liability incurred by the Issuing Lender arising out of the gross negligence or willful misconduct of the Issuing Lender (including action not taken by the Issuing Lender), as determined by a court of competent jurisdiction pursuant to a final, non-appealable judgment.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to enter into this Credit Agreement and to make the Extensions of Credit herein provided for, each of the Credit Parties hereby represents and warrants to the Administrative Agent and to each Lender that:

         Section 3.1       Financial Condition.

         The Borrower has heretofore delivered to the Lenders, at the Lenders' request, the following financial statements and information: (a) audited financial statements of the Borrower and its Subsidiaries for the Fiscal Years ended May 31, 2001, 2002 and 2003, consisting of balance sheets and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such period, (b) audited financial statements of the Acquired Company and its Subsidiaries for the Fiscal Years ended June 30, 2001, 2002 and 2003, consisting of balance sheets and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such period, (c) unaudited financial statements of the Borrower and its Subsidiaries through the most recently available quarterly period ending prior to the Funding Date, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the period ending on such date,
(d) unaudited financial statements of the Acquired Company and its Subsidiaries through the most recently available quarterly period ending prior to the Funding Date, consisting of a balance sheet and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for the period ending on such date, (e) a pro forma balance sheet of the Borrower and its Subsidiaries as of the most recently available quarterly period ending prior to the Funding Date and (f) five-year projections for the Borrower and its Subsidiaries, all in form and substance satisfactory to the Administrative Agent and certified by the chief financial officer of the Borrower that (i) with respect to (a) and (c) herein, they fairly present the results of its operations and its cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (ii) with respect to (b) and (d) herein, to the knowledge of the Borrower, they fairly present the results of its operations and its cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (iii) with respect to
(e) and (f) herein, they were prepared in good faith based upon reasonable assumptions.

         Section 3.2       No Change.

         Since May 31, 2003, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

         Section 3.3       Corporate Existence; Corporate Power; Enforceability.

                  (a) Each of the Credit Parties is duly organized and validly existing and in good standing under the laws of the state of its formation and each of the Credit Parties has the power and authority to enter into and perform its obligations under the Credit Documents to which it is a party and has the corporate power and authority to enter into and perform the obligations under each other agreement, instrument and document to be executed and delivered by it in connection with or as contemplated by each such Credit Document to which it is a party or will be a party.

                  (b) The execution and delivery by each of the Credit Parties of this Credit Agreement and the other applicable Credit Documents as of such date and the performance by each of the Credit Parties of its respective obligations under this Credit Agreement and the other applicable Credit Documents are within the limited liability company or corporate powers of each of the Credit Parties, have been duly authorized by all necessary limited liability company or corporate action on the part of each of the Credit Parties (including without limitation any necessary shareholder action), have been duly executed and delivered, have received all necessary governmental approval, and do not and will not (A) violate any Requirement of Law which is binding on any Credit Party or any of its Subsidiaries, (B) contravene or conflict with, or result in a breach of, any provision of the articles of incorporation, by-laws or other organizational documents of any of the Credit Parties or any of their Subsidiaries or of any agreement, indenture, instrument or other document which is binding on any of the Credit Parties or any of their Subsidiaries or (C) result in, or require, the creation or imposition of any Lien (other than pursuant to the terms of the Credit Documents) on any asset of any of the Credit Parties or any of their Subsidiaries.

                  (c) This Credit Agreement and the other applicable Credit Documents to which the Credit Parties are parties constitute the legal, valid and binding obligation of such Credit Parties, as applicable, enforceable against each such Credit Party, as applicable, in accordance with their terms.

         Section 3.4       Governmental Approvals.

         No material consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or other authorization, registration, filing, consent, approval, waiver, notice or other action (including Hart-Scott-Rodino clearance) by, to or of any other Person pursuant to any Requirement of Law, contract, indenture, instrument or agreement or for any other reason is required to authorize or is required in connection with (i) the execution, delivery or performance of any Credit Document, (ii) the legality, validity, binding effect or enforceability of any Credit Document or
(iii) any Extension of Credit, in each case, except those which have been obtained and are in full force and effect.

         Section 3.5       No Legal Bar; No Default.

         The execution, delivery and performance of the Credit Documents, the borrowings thereunder and the use of the proceeds of the Loans will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any other Credit Party (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. Neither the Borrower nor any other Credit Party is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         Section 3.6       No Material Litigation.

         No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Credit Documents or any Loan or any of the transactions contemplated hereby, or (b) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         Section 3.7       Government Acts.

                  (a) Neither the Borrower nor any Credit Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  (b) Neither the Borrower nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 3.8       Margin Regulations.

         No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Borrower and its Subsidiaries taken as a group do not own Margin Stock except as identified in the financial statements referred to in Section
3.1 and the aggregate value of all Margin Stock owned by the Borrower and its Subsidiaries taken as a group does not exceed 25% of the value of their assets.

         Section 3.9       Compliance with Laws.

         Each of the Credit Parties is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 3.10      ERISA.

         Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except to the extent that any such occurrence or failure to comply could not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period which could reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which, as determined in accordance with GAAP, could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect.

         Section 3.11      Environmental Matters.

                  (a) The facilities and properties owned, leased or operated by the Borrower and the other Credit Parties or any of their Subsidiaries (the "Properties") do not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of any Environmental Law, which could reasonably be expected to have a Material Adverse Effect.

                  (b) The Properties and all operations of the Borrower and the other Credit Parties and/or their Subsidiaries at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and to the best knowledge of the Borrower, there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower and the other Credit Parties or any of their Subsidiaries (the "Business").

                  (c) Neither the Borrower nor any of the other Credit Parties has received any written or actual notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower or any of the other Credit Parties nor any of their Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened, which could reasonably be expected to have a Material Adverse Effect.

                  (d) To the best knowledge of the Borrower, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower and the other Credit Parties, threatened, under any Environmental Law to which the Borrower or any other Credit Party or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

                  (f) To the best knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any other Credit Party or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         Section 3.12      Purpose of Extensions of Credit.

         The proceeds of the Extensions of Credit shall be used by the Borrower solely to (i) finance the Acquisition and to pay certain costs, fees and expenses related thereto, (ii) refinance certain existing indebtedness of the Borrower and the Acquired Company, (iii) pay fees and expenses owing to the Lenders and the Administrative Agent in connection with this Credit Agreement and any other transaction fees and expenses incurred in connection with the Acquisition and the financing thereof, in amounts acceptable to the Administrative Agent and the Lenders and (iv) provide for working capital and other general corporate purposes of the Borrower and its Subsidiaries.

         Section 3.13      Subsidiaries.

         Set forth on Schedule 3.13 is a complete and accurate list of all Subsidiaries of the Credit Parties. Information on the attached Schedule includes (i) the state of incorporation or organization, (ii) the number of shares of each class of Capital Stock or other equity interests outstanding,
(iii) the number and percentage of outstanding shares of each class of stock and
(iv) the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights. The outstanding Capital Stock and other equity interests of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents).

         Section 3.14      Ownership.

         Each of the Credit Parties (a) is the owner of, and has good and marketable title to, all of its respective assets, except as may be permitted pursuant to Section 6.12 hereof, and none of such assets is subject to any Lien other than Permitted Liens and (b) enjoys peaceful and undisturbed possession of all real properties that are necessary for the operation and conduct of its business.

         Section 3.15      Indebtedness.

         Except as otherwise permitted under Section 6.1, the Borrower and its Subsidiaries have no Indebtedness.

         Section 3.16      Taxes.

         Each of the Credit Parties and each Subsidiary thereof has filed or caused to be filed all tax reports and returns required to be filed by each of them with any Governmental Authority, except where extensions have been properly obtained and have paid or made adequate provision for the payment of all taxes, assessments, fees and other charges by any Governmental Authority which are due and payable, except such taxes, assessments, fees and other charges, if any, as are being diligently contested in good faith by appropriate proceedings and as to which the applicable Credit Party or Subsidiary thereof has established adequate reserves in conformity with GAAP on the books of such Credit Party or Subsidiary. No Lien for any such taxes, assessments, fees or other charges has been filed, and no claims are being asserted with respect to any such taxes, assessments, fees or other charges which, if adversely determined, could have a Material Adverse Effect.

         Section 3.17      Solvency.

         The fair saleable value of each Credit Party's assets, measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to this Credit Agreement. None of the Credit Parties (a) has unreasonably small capital in relation to the business in which it is or proposes to be engaged or (b) has incurred, or believes that it will incur after giving effect to the transactions contemplated by this Credit Agreement, debts beyond its ability to pay such debts as they become due.

         Section 3.18      Investments.

         All Investments of each of the Borrower and its Subsidiaries are Permitted Investments.

         Section 3.19      No Burdensome Restrictions.

         None of the Borrower or any of its Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         Section 3.20      Brokers' Fees.

         Except as set forth on Schedule 3.20, none of the Borrower or any of its Subsidiaries have any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents other than the closing and other fees payable pursuant to this Credit Agreement.

         Section 3.21      Labor Matters.

         There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries as of the Closing Date, other than as set forth in Schedule 3.21 hereto, and none of the Borrower or any of its Subsidiaries (i) has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years, other than as set forth in Schedule 3.21 hereto or (ii) has knowledge of any potential or pending strike, walkout or work stoppage.

         Section 3.22      Accuracy and Completeness of Information.

                  (a) All information heretofore or contemporaneously herewith furnished by either the Borrower or any other Credit Party or any of their Subsidiaries to the Administrative Agent, the Arranger or any Lender for purposes of or in connection with this Credit Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of the Credit Parties or any of their Subsidiaries to the Administrative Agent, the Arranger or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading.

                  (b) All registration statements, reports, proxy statements and other documents, if any, required to be filed by Credit Parties and their Subsidiaries with the Securities and Exchange Commission pursuant to the Securities Act if 1933 and the Securities Exchange Act of 1934, as amended, have been filed, and such filings are complete and accurate and contain no untrue statements of material fact or omit to state any material facts required to be stated therein or necessary in order to make the statements therein not misleading.

         Section 3.23 Consummation of Acquisition; Representations and Warranties from Other Documents.

         The Acquisition and related transactions have been consummated substantially in accordance with the terms of the Acquisition Documents. As of the Closing Date and as of the Funding Date, the Acquisition Documents have not been altered, amended or otherwise modified or supplemented or any condition thereof waived without the prior written consent of the Administrative Agent. Each of the representations and warranties made in the Acquisition Documents by a Credit Party that is a party thereto is true and correct, except for any representation or warranty therein the failure of which to be true and correct, does not have or could not reasonably be expected to have a Material Adverse Effect.

         Section 3.24      Material Contracts.

         Schedule 3.24 sets forth a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries in effect as of the Closing Date. As of the Closing Date, other than as set forth in Schedule 3.24, each such Material Contract is, and after giving effect to the Acquisition and the transactions contemplated by the Credit Documents will be, in full force and effect in accordance with the terms thereof and neither any Credit Party nor any Subsidiary of any Credit Party has violated in any material respect any such Material Contract. The Borrower has delivered to the Administrative Agent for its review a correct and complete copy of each written agreement listed in
Schedule 3.24 (as amended to date).

         Section 3.25      Insurance.

         The present insurance coverage of the Credit Parties and their Subsidiaries is outlined as to carrier, policy number, expiration date, type and amount on Schedule 3.25 and such insurance coverage is on terms and in coverage amounts comparable to the industry standard applicable to the assets and operations of the Credit Parties and their Subsidiaries.

         Section 3.26      Tax Shelter Regulations.

         The Borrower does not intend to treat the Extensions of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation section 1.6011-4). If the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. The Borrower acknowledges that the Administrative Agent and/or one or more of the Lenders may treat the Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation section 1.6011-4 or section 301.6112-1, and the Administrative Agent and such Lender or Lenders, as applicable, may file such IRS forms or maintain such lists and other records as they may determine is required by such Treasury Regulations.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         Section 4.1       Conditions to Closing Date.

         This Credit Agreement shall become effective upon the satisfaction of the following conditions precedent:

                  (a) Execution of Credit Documents. The Administrative Agent shall have received (i) counterparts of this Credit Agreement, (ii) for the account of each Lender, Revolving Notes and the Term Notes and
         (iii) for the account of the Swingline Lender, the Swingline Note, in each case conforming to the requirements of this Credit Agreement and executed by a duly authorized officer of each party thereto

                  (b) Authority Documents. The Administrative Agent shall have received the following:

                      (i) Articles of Incorporation. Copies of the articles of
                  incorporation or other charter documents, as applicable, of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its incorporation.

                      (ii) Resolutions. Copies of resolutions of the board of
                  directors of each Credit Party approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by an officer of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.

                      (iii) By-laws. A copy of the by-laws or operating
                  agreement of each Credit Party certified by an officer of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.

                      (iv) Good Standing. Copies of certificates of good
                  standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of its state of incorporation and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect on the business or operations of the Borrower and its Subsidiaries.

                      (v) Incumbency. An incumbency certificate of each Credit
                  Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

                  (c) Legal Opinion of Counsel. The Administrative Agent shall have received an opinion of general legal counsel for the Credit Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders, which opinion shall be in form and substance acceptable to the Administrative Agent.

                  (d) Additional Matters. The Administrative Agent and the Lenders shall have received such other documents, agreements and opinions in connection with the Credit Documents, all satisfactory in form and substance, as the Administrative Agent or any Lender may reasonably request.

         Section 4.2 Conditions to Funding Date and Initial Revolving Loans and Term Loans.

         The obligation of each Lender to make the initial Revolving Loans, the Swingline Loans and the Term Loan on the Funding Date is subject to, the satisfaction of the following conditions precedent:

                  (a) Authority Documents. The Administrative Agent shall have received, with respect to any Subsidiary of the Borrower joining the Credit Agreement on the Funding Date as a Guarantor and Credit Party, the following:

                      (i) Articles of Incorporation. Copies of the articles of
                  incorporation or other charter documents, as applicable, of each such Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its incorporation.

                      (ii) Resolutions. Copies of resolutions of the board of
                  directors of such Credit Party approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by an officer of such Credit Party as of the Funding Date to be true and correct and in force and effect as of such date.

                      (iii) By-laws. A copy of the by-laws or operating
                  agreement of such Credit Party certified by an officer of such Credit Party as of the Funding Date to be true and correct and in force and effect as of such date.

                      (iv) Good Standing. Copies of certificates of good
                  standing, existence or its equivalent with respect to such Credit Party certified as of a recent date by the appropriate Governmental Authorities of its state of incorporation and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect on the business or operations of the Borrower and its Subsidiaries.

                      (v) Incumbency. An incumbency certificate of such Credit
                  Party certified by a secretary or assistant secretary to be true and correct as of the Funding Date.

                  (b) Legal Opinions of Counsel. The Administrative Agent shall have received an opinion or opinions of legal counsel for the Credit Parties, dated the Funding Date and addressed to the Administrative Agent and the Lenders, which opinion or opinions shall provide, among other things, that the Borrower, its Subsidiaries and the Acquired Company are in compliance with all corporate instruments and Material Contracts on the Funding Date after giving effect to the Acquisition and shall otherwise be in form and substance acceptable to the Administrative Agent.

                  (c) Reliance. The Administrative Agent shall have received a copy of each opinion, report, agreement, and other document required to be delivered pursuant to the Acquisition Documents in connection with the Acquisition and related transactions, and to the extent available with a letter from each Person delivering any such opinion authorizing reliance thereon by the Administrative Agent and the Lenders, all in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

                  (d) Acquisition. The corporate, capital, and ownership structure of the Credit Parties and their Subsidiaries after giving effect to the Acquisition shall be as described in Schedule 3.13, and shall otherwise be reasonably satisfactory to the Administrative Agent and the Lenders. The Administrative Agent and the Lenders shall be reasonably satisfied with all legal, tax, accounting, business and other matters relating the Acquisition or to the Credit Parties and their Subsidiaries, and with the fees and expenses payable in connection with the consummation of the Acquisition. All Acquisition Documents (including without limitation the Purchase Agreement and all schedules thereto, employment agreements, and any other material agreements including merger agreements) shall be reasonably satisfactory to the Administrative Agent in all material respects. The Borrower shall have acquired at least a majority of the Capital Stock of the Acquired Company. The Administrative Agent, on behalf of the Lenders, shall have received a final copy of the executed and effective Acquisition Documents, including all amendments or supplements thereto, certified by an officer of the Borrower to be true and correct and in full force and effect.

                  (e) Account Designation Letter. The Administrative Agent shall have received the executed Account Designation Letter in the form of
         Schedule 1.1-A hereto.

                  (f) Solvency Certificate. The Administrative Agent shall have received an officer's certificate for the Credit Parties prepared by the chief financial officer of the Borrower as to the financial condition, solvency and related matters of each of the Credit Parties, in each case after giving effect to the Acquisition and the initial borrowings under the Credit Documents, in substantially the form of
         Schedule 4.2(f) hereto.

                  (g) Officer's Certificate. The Administrative Agent shall have received a certificate executed by a responsible officer of the Borrower as of the Closing Date stating that immediately after giving effect to the borrowings to be made on the Funding Date, the Acquisition and all the transactions contemplated herein and therein to occur on such date, (A) no Default or Event of Default exists, (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (C) the Credit Parties are in compliance with each of the financial covenants set forth in Section 5.9 on a pro forma basis, as evidenced by detailed calculations attached thereto.

                  (h) Litigation. There shall not exist any pending or threatened litigation or investigation affecting or relating to the Borrower, the Acquired Company or any of their respective Subsidiaries, this Credit Agreement, the other Credit Documents or the Acquisition that in the reasonable judgment of the Administrative Agent and Lenders could materially adversely affect the Borrower, the Acquired Company and any of their respective Subsidiaries, taken as a whole, or this Credit Agreement or the other Credit Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the Funding Date.

                  (i) Termination of Existing Indebtedness. All existing Indebtedness for borrowed money of the Borrower, the Acquired Company and their respective Subsidiaries (other than the Indebtedness listed on Schedule 6.1(b)) shall have been repaid in full and terminated and all Liens relating thereto shall have been terminated.

                  (j) Consents. The Administrative Agent shall have received evidence that all governmental, shareholder and material third party consents and approvals necessary in connection with the Acquisition, the Extensions of Credit and the other transactions contemplated hereby have been obtained (including, without limitation, approval of the Acquisition by the board of directors of the Acquired Company) and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of such transactions.

                  (k) Compliance with Laws. The financings and other transactions contemplated hereby shall be in compliance with all applicable laws and regulations (including all applicable securities and banking laws, rules and regulations).

                  (l) Bankruptcy. There shall be no bankruptcy or insolvency proceedings with respect to the Borrower or any of its Subsidiaries.

                  (m) Material Adverse Effect. Since May 31, 2003, there shall have been no change which could have a Material Adverse Effect.

                  (n) Financial Covenants at Funding. The Administrative Agent shall have received evidence satisfactory to it provided by the Borrower that on the Funding Date, after giving effect to the Acquisition, the initial Extensions of Credit hereunder and the other transactions contemplated in this Credit Agreement, (i) Consolidated Net Worth of the Borrower, the Acquired Company and their respective Subsidiaries, as of the Funding Date, is greater than or equal to $125,000,000, (ii) Pro Forma EBITDA of the Borrower and its Subsidiaries on a consolidated basis is greater than or equal to $30,000,000, (iii) the Funded Debt of the Borrower and its Subsidiaries on a consolidated basis is less than or equal to $80,000,000 and (iv) the ratio of Funded Debt of the Borrower and its Subsidiaries on a consolidated basis to Pro Forma EBITDA of the Borrower and its Subsidiaries on a consolidated basis is less than or equal to 2.25 to 1.0.

                  (o) Liability, Casualty and Business Interruption Insurance. The Administrative Agent shall have received, in form and substance satisfactory thereto, copies of insurance policies or certificates of insurance evidencing liability, casualty and business interruption insurance of the Borrower, the Acquired Company and their respective Subsidiaries.

                  (p) Financial Statements. The Administrative Agent shall have received copies of the financial statements referred to in Section 3.1 hereof, each in form and substance satisfactory to it.

                  (q) Form U-1s. The Administrative Agent shall have received for each Lender a Federal Reserve Form U-1, duly executed and completed by the Borrower, indicating that none of the Credit Extensions constitute, or will constitute, "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States.

                  (r) Fees. The Administrative Agent and the Lenders shall have received all fees, if any, owing pursuant to the Fee Letter and Section 2.5.

                  (s) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

         Section 4.3       Conditions to All Extensions of Credit.

         The obligation of each Lender to make any Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

                  (a) Representations and Warranties. The representations and warranties made by the Credit Parties herein or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct on and as of the date of such Extension of Credit as if made on and as of such date.

                  (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

                  (c) Compliance with Commitments. Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the sum of outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall not exceed the Aggregate Revolving Committed Amount, (ii) the LOC Obligations shall not exceed the LOC Committed Amount and (iii) the Swingline Loans shall not exceed the Swingline Committed Amount.

                  (d) Additional Conditions to Revolving Loans. If a Revolving Loan is requested, all conditions set forth in Section 2.1 shall have been satisfied.

                  (e) Additional Conditions to Term Loan. If the Term Loan is requested, all conditions set forth in Section 2.2 shall have been satisfied.

                  (f) Additional Conditions to Letters of Credit. If the issuance of a Letter of Credit is requested, all conditions set fort in
         Section 2.3 shall have been satisfied.

                  (g) Additional Conditions to Swingline Loans. If a Swingline Loan is requested, all conditions set forth in Section 2.4 shall have been satisfied.

         Each request for an Extension of Credit and each acceptance by the Borrower of any such Extension of Credit shall be deemed to constitute representations and warranties by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a) through (g) of this Section have been satisfied.


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations, together with interest, Commitment Fee and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full, such Credit Party shall, and shall cause each of its Subsidiaries (other than in the case of Sections 5.1, 5.2 or 5.7 hereof), to:

         Section 5.1       Financial Statements.

         Furnish to the Administrative Agent and each of the Lenders:

                  (a) Annual Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such year which, other than in the case of the consolidating statements, shall be audited by a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Lenders, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification;

                  (b) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such period and related consolidated and consolidating statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments);

                  (c) Annual Operating Budget and Cash Flow. As soon as available, but in any event within forty-five (45) days prior to the end of each fiscal year, a copy of the detailed annual operating budget or plan including cash flow projections of the Borrower and its Subsidiaries for the next four fiscal quarter period prepared on a quarterly basis, in form and detail reasonably acceptable to the Administrative Agent and the Lenders, together with a summary of the material assumptions made in the preparation of such annual budget or plan;

all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change, if any, in the application of accounting principles as provided in Section 1.3.

         Section 5.2       Certificates; Other Information.

         Furnish to the Administrative Agent and each of the Lenders:

                  (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each of the Credit Parties during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Credit Agreement to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall include the calculations in reasonable detail required to indicate compliance with Section 5.9 as of the last day of such period;

                  (c) within thirty (30) days after the same are sent, copies of all reports (other than those otherwise provided pursuant to Section
         5.1 and those which are of a promotional nature) and other financial information which the Borrower sends to its stockholders, and within thirty (30) days after the same are filed, copies of all financial statements and non-confidential reports which the Borrower may make to, or file with the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (d) within ninety (90) days after the end of each fiscal year of the Borrower, a certificate containing information regarding the amount of all Asset Dispositions, Debt Issuances, and Equity Issuances that were made during the prior fiscal year and amounts received in connection with any Recovery Event during the prior fiscal year;

                  (e) promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to the Borrower or any of its Subsidiaries in connection with any annual, interim or special audit of the books of such Person;

                  (f) not less than five (5) days prior to the consummation of any Permitted Acquisition:

                      (i) a reasonably detailed description of the material
                  terms of such Permitted Acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Target;

                      (ii) to the extent available, audited financial statements of the Target for its three (3) most recent fiscal years prepared by independent certified public accountants acceptable to the Administrative Agent and unaudited fiscal year-to-date statements for the two (2) most recent interim periods;

                      (iii) to the extent available, consolidated projected
                  income statements of the Borrower and its consolidated Subsidiaries (giving effect to such Permitted Acquisition and the consolidation with the Borrower of each relevant Target) for the three (3)-year period following the consummation of such Permitted Acquisition, in reasonable detail, together with any appropriate statement of assumptions and pro forma adjustments reasonably acceptable to the Required Lenders;

                      (iv) a certificate, in form and substance reasonably
                  satisfactory to the Administrative Agent, executed by a Responsible Officer of the Borrower (A) setting forth the best good faith estimate of the total consideration (including, without limitation, cash, debt and equity) to be paid for each Target, (B) certifying that (y) such Permitted Acquisition complies with the requirements of this Credit Agreement and
                  (z) after giving effect to such Permitted Acquisition and any borrowings in connection therewith, the Borrower believes in good faith that it will have sufficient availability under the Revolving Commitment to meet its ongoing working capital requirements and (C) demonstrating compliance with subsections
                  (c) and (e) of the definition of the Permitted Acquisition;
                  and

                      (v) to the extent available, any due diligence reports
                  prepared by, or on behalf of, any Credit Party with respect to the Target; and

                  (g) promptly, such other documents and information about the business, operations, revenues, financial condition, property or business prospects of the Borrower or any of its Subsidiaries as the Administrative Agent, on behalf of any Lender, may from time to time reasonably request.

         Section 5.3       Payment of Obligations.

                  (a) Perform all of its obligations under each contract to which it is a party, if a failure to so perform may have a Material Adverse Effect.

                  (b) Pay and perform all of its obligations under the Credit Documents and pay and perform (i) all taxes, assessments and other governmental charges that may be levied or assessed upon it or its property, which if not paid or performed would have a Material Adverse Effect and (ii) all other indebtedness, obligations and liabilities in accordance with customary trade practices, which if not paid would have a Material Adverse Effect; provided that it may contest any tax, assessment or other governmental charge in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

         Section 5.4       Conduct of Business and Maintenance of Existence.

         Continue to engage in business of the same general type as conducted by it on the Closing Date and preserve and maintain its corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation (or partnership, limited liability company or other such similar entity, as the case may be) and authorized to do business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect and shall maintain all licenses, permits and registrations necessary for the conduct of its operations.

         Section 5.5       Maintenance of Property; Insurance.

                  (a) Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear and obsolescence excepted).

                  (b) Maintain with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried; provided, however, that the Borrower and its Subsidiaries may maintain self insurance plans to the extent companies of similar size and in similar businesses do so.

         Section 5.6       Inspection of Property; Books and Records;
Discussions.

         Keep proper books and records of accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and, provided that the Administrative Agent, the Lenders use reasonable efforts to minimize disruption to the business of the Borrower and its Subsidiaries, permit representatives of the Administrative Agent or any Lender, from time to time, to visit and inspect its properties and to inspect, audit and make extracts from its books, records and files, including without limitation management letters prepared by independent accountants and to discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

         Section 5.7       Notices.

         Give notice in writing to the Administrative Agent (which shall promptly transmit such notice to each Lender) of:

                  (a) promptly, but in any event within two (2) days after the Borrower knows or has reason to know thereof, the occurrence of any Default or Event of Default;

                  (b) promptly and in any event within three (3) Business Days after the Borrower knows or has reason to know thereof, the commencement of any (i) Material Proceeding, (ii) loss of or damage to any assets of the Borrower or any Subsidiary that likely will result in a Material Adverse Effect and (iii) litigation, investigation or proceeding involving an environmental claim or potential liability under Environmental Laws in excess of $1,000,000;

                  (c) promptly and in any event within three (3) Business Days after the Borrower knows or has reason to know thereof, default by Borrower or any Subsidiary under any note, indenture, loan agreement, mortgage or other similar agreement to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound, which relates to borrowed money, or of any other default under any other note, indenture, loan agreement, mortgage or other similar agreement to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound if such other default may result in a material and adverse effect on the Borrower's financial condition or operations;

                  (d) promptly and in any event within thirty (30) Business Days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC (other than a Permitted Lien) or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

                  (e) promptly and in any event within three (3) Business Days after the Borrower knows or has reason to know thereof, any other development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto. In the case of any notice of a Default or Event of Default, the Borrower shall specify that such notice is a Default or Event of Default notice on the face thereof.

         Section 5.8       Environmental Laws.

                  (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect; and

                  (c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Notes and all other amounts payable hereunder.

         Section 5.9       Financial Covenants.

         Commencing on the day immediately following the Closing Date, the Credit Parties shall comply with the following financial covenants:

                  (a) Consolidated Leverage Ratio. The Consolidated Leverage Ratio, as of the last day of each fiscal quarter of the Borrower and its consolidated Subsidiaries shall be less than or equal to 2.50 to 1.0.

                  (b) Consolidated Fixed Charge Coverage Ratio. The Consolidated Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Borrower and its consolidated Subsidiaries shall be greater than or equal to (i) 1.50 to 1.0 until the end of the first fiscal quarter of the Borrower's fiscal year 2005 and (ii) 2.00 to 1.0 for each fiscal quarter of the Borrower ending thereafter.

                  (c) Consolidated Net Worth. Consolidated Net Worth shall at all times be greater than or equal to $125,000,000 plus 50% of Consolidated Net Income (if positive) from the Closing Date to the date of computation plus 80% of all Equity Issuances from the Closing Date to the date of computation.

         Section 5.10      Additional Subsidiary Guarantors.

         The Credit Parties will cause each of their Domestic Subsidiaries, whether newly formed, after acquired or otherwise existing, to promptly become a Guarantor hereunder by way of execution of a Joinder Agreement.

         Section 5.11      Compliance with Law.

         To the extent failure to do so would have a Material Adverse Effect, each Credit Party will, and will cause each of its Subsidiaries to observe and remain in compliance with all applicable Requirements of Law and maintain in full force and effect all permits, authorizations, registrations and consents from any Governmental Authority, in each case applicable to the conduct of its business.

         Section 5.12      Further Assurances.

                  (a) By no later than five (5) Business Days after the Closing Date, the Administrative Agent shall have received a secretary's certificate, certified articles of incorporation, by-laws, resolutions, incumbency and a certificate of good standing of Magic Subsidiary Corporation.

                  (b) By no later than 120 days after the Funding Date, the Borrower shall have acquired 100% of the Capital Stock of the Acquired Company.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations, together with interest, Commitment Fee and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full that:

         Section 6.1       Indebtedness.

         The Borrower will not, nor will it permit any Subsidiary to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising or existing under this Credit Agreement and the other Credit Documents;

                  (b) Indebtedness of the Borrower and its Subsidiaries existing as of the Funding Date (and not refinanced by the Loans as provided herein) as referenced in the financial statements referenced in Section
         3.1 (and set out more specifically in Schedule 6.1(b)) hereto and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;

                  (c) Indebtedness of the Borrower and its Subsidiaries incurred after the Closing Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset; (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and (iii) the total amount of all such Indebtedness shall not exceed $2,000,000 at any time outstanding;

                  (d) Unsecured intercompany Indebtedness among the Credit Parties, provided that any such Indebtedness shall be fully subordinated to the Credit Party Obligations hereunder on terms reasonably satisfactory to the Administrative Agent;

                  (e) Indebtedness and obligations owing under Hedging Agreements relating to the Loans hereunder and other Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

                  (f) Indebtedness and obligations of Credit Parties owing under documentary letters of credit for the purchase of goods or other merchandise (but not under standby, direct pay or other letters of credit except for the Letters of Credit hereunder) generally;

                  (g) Guaranty Obligations in respect of Indebtedness of a Credit Party to the extent such Indebtedness is permitted to exist or be incurred pursuant to this Section 6.1;

                  (h) other Indebtedness of the Borrower and its Subsidiaries provided that such Indebtedness is non-recourse to the Borrower or any of its Subsidiaries and does not exceed $1,000,000 in the aggregate at any time outstanding.

         Section 6.2       Liens.

         The Borrower will not, nor will it permit any Subsidiary to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.

         Section 6.3       Nature of Business.

         The Borrower will not, nor will it permit any Subsidiary to, alter the character of its business in any material respect from that conducted as of the Closing Date.

         Section 6.4 Consolidation, Merger, Sale or Purchase of Assets, etc.

         The Borrower will not, nor will it permit any Subsidiary to,

                  (a) dissolve, liquidate or wind up its affairs, sell, transfer, lease or otherwise dispose of its property or assets or agree to do so at a future time except the following, without duplication, shall be expressly permitted:

                      (i) Specified Sales;

                      (ii) the sale, transfer, lease or other disposition of
                  property or assets (A) to an unrelated party not in the ordinary course of business (other than Specified Sales), where and to the extent that they are the result of a Recovery Event or (B) the sale, lease, transfer or other disposition of machinery, parts and equipment no longer used or useful in the conduct of the business of the Borrower or any of its Subsidiaries, as appropriate, in its reasonable discretion, so long as and the net proceeds therefrom are used to repair or replace damaged property or to purchase or otherwise acquire new assets or property, provided that such purchase or acquisition is committed to within 180 days of receipt of the net proceeds and such purchase or acquisition is consummated within 270 days of receipt of such proceeds;

                      (iii) the sale, lease or transfer of property or assets
                  (at fair market value) from the Borrower to any Guarantor;

                      (iv) the sale, lease or transfer of property or assets (at fair market value) from a Guarantor to another Guarantor; and

                      (v) the sale, lease or transfer of property or assets not
                  to exceed $1,000,000 in the aggregate in any fiscal year;

         provided, that in each case at least 75% of the consideration received therefor by the Borrower or any such Subsidiary is in the form of cash or Cash Equivalents; provided, further, that with respect to sales of assets permitted hereunder only, the Administrative Agent shall be entitled, without the consent of the Required Lenders, to release its Liens relating to the particular assets sold; or

                  (b) (i) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials, property and equipment in the ordinary course of business, except as otherwise limited or prohibited herein) or (ii) enter into any transaction of merger or consolidation, except for (A) Investments or acquisitions (including Permitted Acquisitions and the Acquisition) permitted pursuant to Section 6.5, and (B) the merger or consolidation of a Credit Party with and into another Credit Party, provided that if the Borrower is a party thereto, the Borrower will be the surviving corporation.

         Section 6.5       Advances, Investments and Loans.

         The Borrower will not, nor will it permit any Subsidiary to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person except for Permitted Investments and the Acquisition.

         Section 6.6       Transactions with Affiliates.

         The Borrower will not, nor will it permit any Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate of such Person other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder or Affiliate.

         Section 6.7       Ownership of Subsidiaries; Restrictions.

         The Borrower will not, nor will it permit any Subsidiary to, create, form or acquire any Subsidiaries, except for Domestic Subsidiaries which are joined as Additional Credit Parties in accordance with the terms hereof. The Borrower will not sell, transfer, pledge or otherwise dispose of any Capital Stock or other equity interests in any of its Subsidiaries, nor will it permit any of its Subsidiaries to issue, sell, transfer, pledge or otherwise dispose of any of their Capital Stock or other equity interests, except in a transaction permitted by Section 6.4. The Borrower shall not, and shall not permit any of its Subsidiaries to, amend, modify or change its shareholders' agreements or other equity-related documents (excluding amendments to stock option plan documents) in any material respect without the prior written consent of the Required Lenders.

         Section 6.8       Fiscal Year; Organizational Documents; Material
Contracts.

         The Borrower will not, nor will it permit any of its Subsidiaries to
(a) change its fiscal year, (b) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or by-laws (or other similar document) in any material respect or in any respect adverse to the interests of the Lenders without the prior written consent of the Required Lenders or (c) amend, modify, cancel, terminate or fail to renew or extend or permit the amendment, modification, cancellation or termination of any Material Contract without the prior written consent of the Required Lenders, except in the event that such amendments, modifications, cancellations or terminations could not reasonably be expected to have a Material Adverse Effect.

         Section 6.9       Limitation on Restricted Actions.

         The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) applicable law, (iii) any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith or (iv) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

         Section 6.10      Restricted Payments.

         Each of the Credit Parties will not, nor will it permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the common stock or equivalent equity interests of such Person and (b) to make dividends or other distributions payable to the Borrower or any wholly owned Subsidiary of the Borrower that is a Guarantor (directly or indirectly through Subsidiaries).

         Section 6.11      Prepayments of Subordinated Debt, etc.

         The Borrower will not, nor will it permit any Subsidiary to, after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Subordinated Debt if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Subordinated Debt or the Lenders, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof.

         Section 6.12      Sale Leasebacks.

         The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired in excess of $1,000,000 in the aggregate on an annual basis, (a) which the Borrower or any Subsidiary has sold or transferred or is to sell or transfer to a Person which is not the Borrower or any Subsidiary or (b) which the Borrower or any Subsidiary intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by the Borrower or any Subsidiary to another Person which is not the Borrower or any Subsidiary in connection with such lease.

         Section 6.13      No Further Negative Pledges.

         The Borrower will not, nor will it permit any Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Credit Agreement and the other Credit Documents, (b) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith and
(c) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

         Section 7.1       Events of Default.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                  (a) The Borrower shall fail (i) to pay any principal on any Note when due in accordance with the terms thereof or hereof, (ii) to reimburse the Issuing Lender for any LOC Obligations when due in accordance with the terms hereof, or (iii) to pay any interest on any Note or any fee or other amount payable hereunder when due in accordance with the terms thereof or hereof and the failure to pay such interest, fee or other amount pursuant to this clause (iii) shall continue unremedied for three (3) Business Days (or any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guaranty Obligations thereunder); or

                  (b) Any representation or warranty made or deemed made herein or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Credit Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; or

                  (c) (i) Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in
         Section 5.1, Section 5.2, Section 5.7(a), Section 5.9, 5.12 or Article VI hereof; or (ii) any Credit Party shall fail to comply with any other covenant, contained in this Credit Agreement or the other Credit Documents or any other agreement, document or instrument among any Credit Party, the Administrative Agent and the Lenders or executed by any Credit Party in favor of the Administrative Agent or the Lenders (other than as described in Sections 7.1(a) or 7.1(c)(i) above), and in the event such breach or failure to comply is capable of cure, is not cured within thirty (30) days of its occurrence; or

                  (d) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes) in a principal amount outstanding of at least $1,000,000 in the aggregate for the Borrower and any of its Subsidiaries beyond the period of grace (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Indebtedness was created; (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness in a principal amount outstanding of at least $1,000,000 in the aggregate for the Borrower and its Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or (iv) breach or default any Hedging Agreement between the Borrower and any Lender or Affiliate of a Lender; or

                  (e) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty
         (60) days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty
         (60) days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing their inability to, pay its debts as they become due; or

                  (f) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid when due or covered by insurance) of $1,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within ten (10) days from the entry thereof; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan (other than a Permitted Lien) shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
         (v) the Borrower, any of its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect; or

                  (h) There shall occur a Change of Control; or

                  (i) At any time after the execution and delivery thereof, the Guaranty for any reason, other than the satisfaction in full of all Credit Party Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, or any Credit Party shall contest the validity or enforceability of the Guaranty or any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Credit Document to which it is a party; or

                  (j) Any other Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the rights, powers and privileges purported to be created thereby (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive).

         Section 7.2       Acceleration; Remedies.

         Upon the occurrence of an Event of Default, then, and in any such event, (a) if such event is an Event of Default specified in Section 7.1(e) above, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable, and (b) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, by notice of default to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Credit Agreement and the Notes to be due and payable forthwith and direct the Borrower to pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable.

                                  ARTICLE VIII

                                    THE AGENT

         Section 8.1       Appointment.

         Each Lender hereby irrevocably designates and appoints Wachovia Bank, National Association as the Administrative Agent of such Lender under this Credit Agreement, and each such Lender irrevocably authorizes Wachovia Bank, National Association, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Credit Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Credit Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or otherwise exist against the Administrative Agent.

         Section 8.2       Delegation of Duties.

         The Administrative Agent may execute any of its duties under this Credit Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Without limiting the foregoing, the Administrative Agent may appoint one of its affiliates as its agent to perform the functions of the Administrative Agent hereunder relating to the advancing of funds to the Borrower and distribution of funds to the Lenders and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions.

         Section 8.3       Exculpatory Provisions.

         Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Credit Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Credit Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Credit Documents or for any failure of the Borrower to perform their obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance by the Borrower of any of the agreements contained in, or conditions of, this Credit Agreement, or to inspect the properties, books or records of the Borrower.

         Section 8.4       Reliance by Administrative Agent.

         The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless (a) a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent and (b) the Administrative Agent shall have received the written agreement of such assignee to be bound hereby as fully and to the same extent as if such assignee were an original Lender party hereto, in each case in form satisfactory to the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Credit Documents in accordance with a request of the Required Lenders or all of the Lenders, as may be required under this Credit Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         Section 8.5       Notice of Default.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Credit Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

         Section 8.6       Non-Reliance on Administrative Agent and Other
Lenders.

         Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         Section 8.7       Indemnification.

         The Lenders agree to indemnify the Administrative Agent in its capacity hereunder (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Administrative Agent's gross negligence or willful misconduct, as determined by a court of competent jurisdiction. The agreements in this Section 8.7 shall survive the termination of this Credit Agreement and payment of the Notes and all other amounts payable hereunder.

         Section 8.8       Administrative Agent in Its Individual Capacity.

         The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         Section 8.9       Successor Administrative Agent.

         The Administrative Agent may resign as Administrative Agent upon thirty
(30) days' prior notice to the Borrower and the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Credit Agreement and the Notes, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Credit Agreement or any holders of the Notes. After any retiring Agent's resignation as Administrative Agent, the provisions of this Section 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.


                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1       Amendments and Waivers.

         Neither this Credit Agreement nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section nor may be released except as specifically provided herein or in accordance with the provisions of this Section 9.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Credit Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Credit Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, waiver, supplement, modification or release shall:

                           (i) reduce the amount or extend the scheduled date of
                  maturity of any Loan or Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (other than interest at the increased post-default rate) or extend the scheduled date of any payment thereof (it being understood and agreed that any extension or waiver of a mandatory prepayment required pursuant to Section 2.7(b)(ii)-(vi) shall require the consent of the Required Lenders only) or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly affected thereby, or

                           (ii) amend, modify or waive any provision of this
                  Section 9.1 or reduce the percentage specified in the definition of Required Lenders, without the written consent of all the Lenders, or

                           (iii) amend, modify or waive any provision of Article
                  VIII without the written consent of the then Administrative Agent, or

                           (iv) release all or substantially all of the
                  Guarantors from their obligations under the Guaranty, without the written consent of all of the Lenders, or

                           (v) release all or substantially all of the
                  collateral (if any), without the written consent of all of the Lenders, or

                           (vi) without the consent of Revolving Lenders holding
                  in the aggregate more than 50% of the outstanding Revolving Commitments (or if the Revolving Commitments have been terminated, the outstanding Revolving Loans), amend, modify or waive Section 4.3 or waive any Default or Event of Default (or amend any Credit Document to effectively waive any Default or Event of Default) if the effect of such waiver is that the Revolving Lenders shall be required to continue to make Revolving Loans, or

                           (vii) amend, modify or waive any provision of the
                  Credit Documents requiring consent, approval or request of the Required Lenders or all Lenders, without the written consent of all of the Required Lenders or Lenders as appropriate; or

                           (viii) amend, modify or waive any provision of the
                  Credit Documents affecting the rights or duties of the Administrative Agent or the Issuing Lender under any Credit Document without the written consent of the Administrative Agent and/or the Issuing Lender, as applicable, in addition to the Lenders required hereinabove to take such action.

         Any such waiver, amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Credit Parties, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the other Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         Notwithstanding any of the foregoing to the contrary, the consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9). In addition, the Borrower and the Lenders hereby authorize the Administrative Agent to modify this Credit Agreement by unilaterally amending or supplementing
Schedule 2.1(a) from time to time in the manner requested by the Borrower, the Administrative Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided, however, that the Administrative Agent shall promptly deliver a copy of any such modification to the Borrower and each Lender.

         Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of
Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         Section 9.2       Notices.

         Except as otherwise provided in Article II, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via telecopy (or other facsimile device) to the number set out herein, (c) the day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, addressed as follows in the case of the Borrower, the other Credit Parties and the Administrative Agent, and as set forth on Schedule
9.2 in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

     The Borrower
     and the other
     Credit Parties:                Intermagnetics General Corporation
                                    450 Old Niskayuna Road
                                    Latham, New York  12110
                                    Attention: Chief Financial Officer
                                    Telecopier: 518-782-7105
                                    Telephone: 518-782-1122

                                    with a copy to:

                                    Intermagnetics General Corporation
                                    450 Old Niskayuna Road
                                    Latham, New York  12110
                                    Attention: General Counsel
                                    Telecopier: 518-783-2602
                                    Telephone: 518-514-3136

     The Administrative             Wachovia Bank, National Association,
     Agent:                         as Administrative Agent
                                    Charlotte Plaza
                                    201 South College Street, CP-8
                                    Charlotte, North Carolina  28288-0680
                                    Attention: Syndication Agency Services
                                    Telecopier: 704-383-0288

                                    with a copy to:

                                    Wachovia Bank, National Association
                                    Credit Product Management
                                    300 Main Street, 3rd Floor
                                    Stamford, CT 06901
                                    Attention: Annette Herber, Vice President
                                    Telecopier: 203-406 6521
                                    Telephone: 203-406 6175

         Section 9.3       No Waiver; Cumulative Remedies.

         No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         Section 9.4       Survival of Representations and Warranties.

         All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Credit Agreement and the Notes and the making of the Loans; provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all amounts owing hereunder and under any Notes have been paid in full.

         Section 9.5       Payment of Expenses and Taxes.

         The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, printing and execution of, and any amendment, supplement or modification to, this Credit Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Credit Agreement, the Notes and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and to the Lenders (including reasonable allocated costs of in-house legal counsel), and (c) on demand, to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their Affiliates harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Credit Documents and any such other documents and the use, or proposed use, of proceeds of the Loans (all of the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Borrower shall not have any obligation hereunder to an indemnified party with respect to indemnified liabilities of such indemnified party arising from the gross negligence or willful misconduct of such indemnified party, as determined by a court of competent jurisdiction pursuant to a final non-appealable judgment. The agreements in this Section 9.5 shall survive repayment of the Loans and the Credit Party Obligations.

         Section 9.6       Successors and Assigns; Participations; Purchasing
Lenders.

                  (a) This Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Credit Agreement or the other Credit Documents without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Credit Agreement to the other parties to this Credit Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Credit Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. No Lender shall transfer or grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Credit Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the scheduled maturity of any Loan or Note or any installment thereon (it being understood and agreed that any extension or waiver of a mandatory prepayment required pursuant to
         Section 2.7(b)(ii)-(vi) shall require the consent of the Required Lenders only) in which such Participant is participating, or reduce the stated rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of interest at the increased post-default rate) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without consent of any participant if the Participant's participation is not increased as a result thereof), (ii) release all or substantially all of the Guarantors from their obligations under the Guaranty, (iii) release all or substantially all of the collateral (if any), or (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Credit Agreement. In the case of any such participation, the Participant shall not have any rights under this Credit Agreement or any of the other Credit Documents (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided that each Participant shall be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided further, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time, sell or assign to any Lender or any Affiliate or Related Fund thereof and with the consent of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower (in each case, which consent shall not be unreasonably withheld), to one or more additional banks or financial institutions or entities ("Purchasing Lenders"), all or any part of its rights and obligations under this Credit Agreement and the Notes in minimum amounts of $5,000,000 with respect to its Revolving Commitment, its Revolving Loans or its Term Loans (or, if less, the entire amount of such Lender's obligations), pursuant to a Commitment Transfer Supplement, executed by such Purchasing Lender and such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate or Related Fund thereof, the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower), and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that any sale or assignment to an existing Lender, or Affiliate or Related Fund thereof, shall not require the consent of the Administrative Agent or the Borrower nor shall any such sale or assignment be subject to the minimum assignment amounts specified herein. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Credit Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Credit Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Credit Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Credit Agreement and the Notes. On or prior to the Transfer Effective Date specified in such Commitment Transfer Supplement, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the Notes delivered to the Administrative Agent pursuant to such Commitment Transfer Supplement new Notes to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, unless the transferor Lender has not retained a Commitment hereunder, new Notes to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Administrative Agent to the Borrower marked "canceled".

                  (d) The Administrative Agent shall maintain at its address referred to in Section 9.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly executed Commitment Transfer Supplement, together with payment to the Administrative Agent by the transferor Lender or the Purchasing Lender, as agreed between them, of a registration and processing fee of $3,500 for each Purchasing Lender listed in such Commitment Transfer Supplement and the Notes subject to such Commitment Transfer Supplement, the Administrative Agent shall (i) accept such Commitment Transfer Supplement, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

                  (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Credit Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Credit Agreement, in each case subject to Section 9.15.

                  (g) At the time of each assignment pursuant to this Section
         9.6 to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a 2.18 Certificate) described in Section 2.18.

                  (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Credit Agreement (including, without limitation, any right to payment of principal and interest under any Note) to any Federal Reserve Bank in accordance with applicable laws.

         Section 9.7       Adjustments; Set-off.

                  (a) Each Lender agrees that if any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(e), or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (b) In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the applicable Credit Party, any such notice being expressly waived by the applicable Credit Party to the extent permitted by applicable law, upon the occurrence of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of any Credit Party, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of such Credit Party to such Lender hereunder and claims of every nature and description of such Lender against such Credit Party, in any currency, whether arising hereunder, under the Notes or under any documents contemplated by or referred to herein or therein, as such Lender may elect, whether or not such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The aforesaid right of set-off may be exercised by such Lender against the applicable Credit Party or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of such Credit Party, or against anyone else claiming through or against such Credit Party or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the applicable Credit Party and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         Section 9.8       Table of Contents and Section Headings.

         The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Credit Agreement.

         Section 9.9       Counterparts.

         This Credit Agreement may be executed by one or more of the parties to this Credit Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Credit Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         Section 9.10      Effectiveness.

         This Credit Agreement shall become effective on the date on which all of the parties have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent pursuant to
Section 9.2 or, in the case of the Lenders, shall have given to the Administrative Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

         Section 9.11      Severability.

         Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 9.12      Integration.

         This Credit Agreement and the other Credit Documents represent the agreement of the Borrower, the other Credit Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Borrower, the other Credit Parties or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or therein.

         Section 9.13      Governing Law.

         This Credit Agreement and the Notes and the rights and obligations of the parties under this Credit Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

         Section 9.14      Consent to Jurisdiction and Service of Process.

         All judicial proceedings brought against the Borrower and/or any other Credit Party with respect to this Credit Agreement, any Note or any of the other Credit Documents may be brought in any state or federal court of competent jurisdiction in the State of New York, and, by execution and delivery of this Credit Agreement, the Borrower and each of the other Credit Parties accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement from which no appeal has been taken or is available. The Borrower and each of the other Credit Parties irrevocably agree that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the Borrower and the other Credit Parties to be effective and binding service in every respect. The Borrower, the other Credit Parties, the Administrative Agent and the Lenders irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against the Borrower or the other Credit Parties in the court of any other jurisdiction.

         Section 9.15      Confidentiality.

         The Administrative Agent and each of the Lenders agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, affiliates, auditors or counsel or to another Lender) any information (the "Information") with respect to the Borrower and its Subsidiaries which is furnished pursuant to this Credit Agreement, any other Credit Document or any documents contemplated by or referred to herein or therein and which is designated by the Borrower to the Lenders in writing as confidential or as to which it is otherwise reasonably clear such information is not public, except that any Lender may disclose any such Information (a) as has become generally available to the public other than by a breach of this Section 9.15, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or the Office of the Comptroller of the Currency or the National Association of Insurance Commissioners or similar organizations (whether in the United States or elsewhere) or their successors,
(c) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Lender, (d) to any prospective Participant or assignee in connection with any contemplated transfer pursuant to Section 9.6, provided that such prospective transferee shall have been made aware of this Section 9.15 and shall have agreed to be bound by its provisions as if it were a party to this Credit Agreement, (e) to Gold Sheets and other similar bank trade publications; such information to consist of deal terms and other information regarding the credit facilities evidenced by this Credit Agreement customarily found in such publications, and (f) in connection with any suit, action or proceeding for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with the Credit Documents or any Hedging Agreement. Notwithstanding anything herein to the contrary, "Information" shall not include, and the Borrower, the other Credit Parties, the Administrative Agent, each Lender and the respective Affiliates of each of the foregoing (and the respective partners, directors, officers, employees, agents, advisors and other representatives of each of the foregoing and their Affiliates) may disclose to any and all Persons, without limitation of any kind
(i) any information with respect to the U.S. federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of the parties or any other Person named herein, or information that would permit identification of the parties or such other Persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or facts and (ii) all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or facts that are provided to any of the Persons referred to above.

         Section 9.16      Acknowledgments.

         The Borrower and the other Credit Parties each hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any other Credit Party arising out of or in connection with this Credit Agreement and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor; and

                  (c) no joint venture exists among the Lenders or among the Borrower or the other Credit Parties and the Lenders.

         Section 9.17      Waivers of Jury Trial.

         THE BORROWER, THE OTHER CREDIT PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         Section 9.18      USA Patriot Act Notice.

         Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.


                                    ARTICLE X

                                    GUARANTY

         Section 10.1      The Guaranty.

         In order to induce the Lenders to enter into this Credit Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder, each of the Guarantors hereby agrees with the Administrative Agent and the Lenders as follows: each of the Guarantors hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Credit Party Obligations. If any or all of the Credit Party Obligations becomes due and payable hereunder, each Guarantor unconditionally promises to pay such Credit Party Obligations to the Administrative Agent and the Lenders, or order of the Administrative Agent or any such Lender, or demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Credit Party Obligations.

         Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

         Section 10.2      Bankruptcy.

         Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all Credit Party Obligations of the Borrower to the Lenders whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 7.1(e), and unconditionally promises to pay such Credit Party Obligations to the Administrative Agent for the account of the Lenders, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent or any Lender, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrower or a Guarantor, the estate of the Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

         Section 10.3      Nature of Liability.

         The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Credit Party Obligations of the Borrower whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor's liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Credit Party Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent or the Lenders on the Credit Party Obligations which the Administrative Agent or such Lenders repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

         Section 10.4      Independent Obligation.

         The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or the Borrower and whether or not any other Guarantor or the Borrower is joined in any such action or actions.

         Section 10.5      Authorization.

         Each of the Guarantors authorizes the Administrative Agent and each Lender without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Credit Party Obligations or any part thereof in accordance with this Credit Agreement, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any Guarantor or any other party for the payment of this Guaranty or the Credit Party Obligations and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, Guarantors, the Borrower or other obligors.

         Section 10.6      Reliance.

         It is not necessary for the Administrative Agent or the Lenders to inquire into the capacity or powers of the Borrower or the officers, directors, members, partners or agents acting or purporting to act on their behalf, and any Credit Party Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         Section 10.7      Waiver.

                  (a) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or any Lender to (i) proceed against the Borrower, any other Guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any Guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent's or any Lender's power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower, any Guarantor or any other party other than payment in full of the Credit Party Obligations, including without limitation any defense based on or arising out of the disability of the Borrower, any Guarantor or any other party, or the unenforceability of the Credit Party Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Credit Party Obligations. The Administrative Agent or any of the Lenders may, at their election, foreclose on any security held by the Administrative Agent or a Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and any Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Credit Party Obligations have been paid in full and the Commitments have been terminated. Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent and each of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security.

                  (b) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Credit Party Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Credit Party Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

                  (c) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Lenders against the Borrower or any other guarantor of the Credit Party Obligations of the Borrower owing to the Lenders (collectively, the "Other Parties") and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Loans hereunder shall have been paid and the Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent and the Lenders now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Credit Party Obligations of the Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders to secure payment of the Credit Party Obligations of the Borrower until such time as the Credit Party Obligations shall have been paid and the Commitments have been terminated.

         Section 10.8      Limitation on Enforcement.

         The Lenders agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders and that no Lender shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders under the terms of this Credit Agreement. The Lenders further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of the Guarantors.

                       INTERMAGNETICS GENERAL CORPORATION
                                CREDIT AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.


BORROWER:                               INTERMAGNETICS GENERAL CORPORATION,
                                        a New York corporation

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


GUARANTORS:                             MAGIC SUBSIDIARY CORPORATION, a Delaware
                                        corporation

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        IGC-POLYCOLD SYSTEMS INC., a Delaware
                                        corporation

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________



                                        IGC-MEDICAL ADVANCES INC., a Wisconsin
                                        corporation

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        SUPERPOWER INC., a Delaware corporation

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                       INTERMAGNETICS GENERAL CORPORATION
                                CREDIT AGREEMENT





AGENT AND LENDERS:                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        as Administrative Agent, Issuing Lender,
                                        Swingline Lender and as a Lender

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                       INTERMAGNETICS GENERAL CORPORATION
                                CREDIT AGREEMENT




                                        JPMORGAN CHASE BANK


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                       INTERMAGNETICS GENERAL CORPORATION
                                CREDIT AGREEMENT





                                        KEYBANK, N.A.


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                 Schedule 1.1-A
                                 --------------

                                    [FORM OF]
                           ACCOUNT DESIGNATION LETTER
                           --------------------------

                                     [Date]

Wachovia Bank, National Association,
as Administrative Agent
Charlotte Plaza
201 South College Street, CP-8
Charlotte, North Carolina 28288-0680
Attn: Syndication Agency Services

Ladies and Gentlemen:

         This Notice of Account Designation is delivered to you by INTERMAGNETICS GENERAL CORPORATION, a New York corporation (the "Borrower"), under the Credit Agreement, dated as of December 17, 2003 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto (the "Guarantors"), the lenders from time to time party thereto (the "Lenders"), and Wachovia Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

         The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account, unless the Borrower shall designate, in writing to the Administrative Agent, one or more other accounts:

                            [______________________]
                          ABA Routing Number [_______]
                              Account #[__________]

         Notwithstanding the foregoing, on the Closing Date, funds borrowed under the Credit Agreement shall be sent to the institutions and/or persons designated on the attached payment instructions.


                          [Signature on Following Page]

         IN WITNESS WHEREOF, the undersigned has executed this Account Designation Letter as of the date first written above.

                                        INTERMAGNETICS GENERAL CORPORATION,
                                        a New York corporation

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                 Schedule 1.1-B
                                 --------------

                                 PERMITTED LIENS
                                 ---------------


Mortgage dated November 16, 1998 and held by Wachovia National Bank (successor by merger to First Union National Bank) for property located at:

450 Old Niskayuna Rd.

Latham, New York

                                                           Schedule 2.1(a)
                                                           ---------------

                                                       SCHEDULE OF LENDERS AND
                                                       -----------------------
                                                             COMMITMENTS
                                                             -----------

--------------------------------------------------- ------------------- -------------------- -------------------- ------------------
                                                        Revolving            Revolving               LOC                 LOC
                                                        Committed           Commitment            Committed          Commitment
                          Lender                          Amount            Percentage             Amount            Percentage
                          ------                          ------            ----------             ------            ----------
--------------------------------------------------- ------------------- -------------------- -------------------- ------------------
Wachovia Bank, National Association                   $26,250,000.00       35.000000000%        $3,500,000.00       35.000000000%
--------------------------------------------------- ------------------- -------------------- -------------------- ------------------
JP Morgan Chase Bank                                  $18,750,000.00       25.000000000%        $2,500,000.00       25.000000000%
--------------------------------------------------- ------------------- -------------------- -------------------- ------------------
Key Bank, N.A.                                        $18,750,000.00       25.000000000%        $2,500,000.00       25.000000000%
--------------------------------------------------- ------------------- -------------------- -------------------- ------------------
Comerica Bank                                         $11,250,000.00       15.000000000%        $1,500,000.00       15.000000000%
--------------------------------------------------- ------------------- -------------------- -------------------- ------------------

--------------------------------------------------- ------------------- -------------------- -------------------- ------------------
                          Total                        $75,000,000             100%              $10,000,000            100%
--------------------------------------------------- ------------------- -------------------- -------------------- ------------------

                                                          [RESTUBBED TABLE]

--------------------------------------------------- ------------------- ---------------------
                                                        Term Loan            Term Loan
                                                        Committed            Commitment
                          Lender                          Amount             Percentage
                          ------                          ------             ----------
--------------------------------------------------- ------------------- ---------------------
Wachovia Bank, National Association                   $8,750,000.00        35.000000000%
--------------------------------------------------- ------------------- ---------------------
JP Morgan Chase Bank                                  $6,250,000.00        25.000000000%
--------------------------------------------------- ------------------- ---------------------
Key Bank, N.A.                                        $6,250,000.00        25.000000000%
--------------------------------------------------- ------------------- ---------------------
Comerica Bank                                         $3,750,000.00        15.000000000%
--------------------------------------------------- ------------------- ---------------------

--------------------------------------------------- ------------------- ---------------------
                          Total                        $25,000,000              100%
--------------------------------------------------- ------------------- ---------------------

                               Schedule 2.1(b)(i)
                               ------------------

                                    [FORM OF]
                               NOTICE OF BORROWING
                               -------------------

                                     [Date]

Wachovia Bank, National Association,
as Administrative Agent
Charlotte Plaza
201 South College Street, CP-8
Charlotte, North Carolina 28288-0680
Attn: Syndication Agency Services

Ladies and Gentlemen:

         Pursuant to Section [2.1(b)(i)][2.4(b)(i)] of the Credit Agreement, dated as of December 17, 2003 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among Intermagnetics General Corporation, a New York corporation (the "Borrower"), the Domestic Subsidiaries of the Borrower from time to time party thereto (the "Guarantors"), the lenders from time to time party thereto (the "Lenders") and Wachovia Bank, National Association, as Administrative Agent for the Lenders (the "Administrative Agent"), the Borrower hereby requests that the following:

I.       Revolving Loans be made on [date] as follows (the "Proposed
         Borrowing"):

                  (1) Total Amount of Revolving Loans               $___________

                  (2) Amount of (1) to be allocated
                      to LIBOR Rate Loans                           $___________

                  (3) Amount of (1) to be allocated
                      to Alternate Base Rate Loans                  $___________

                  (4) Interest Periods and amounts to be allocated
                      thereto in respect of LIBOR Rate Loans
                      (amounts must total (2)):

                                    (i) one month                   $___________

                                    (ii) two months                 $___________

                                    (iii) three months              $___________

                                    (iv) six months                 $___________

                                    Total LIBOR Rate Loans          $___________


         NOTE: BORROWINGS MUST BE IN MINIMUM AMOUNTS OF (A) WITH RESPECT TO LIBOR RATE LOANS $2,000,000 AND $1,000,000 INCREMENTS IN EXCESS THEREOF AND (B) WITH RESPECT TO ALTERNATE BASE RATE LOANS, $1,000,000 AND $500,000 INCREMENTS IN EXCESS THEREOF.

II.      Swingline Loans be made on [date] as follows (the "Proposed
         Borrowing"):

         Swingline Loans requested:

                  (1)      Total Amount of Swingline Loans          $___________


         NOTE: SWINGLINE LOAN BORROWINGS MUST BE IN MINIMUM AMOUNTS OF $100,000 AND IN INTEGRAL AMOUNTS OF $100,000 IN EXCESS THEREOF.

         Terms defined in the Credit Agreement shall have the same meanings when used herein.

         The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing:

                  (A) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, with the same effect as though such representations and warranties had been made on and as of the date of such Proposed Borrowing (it being understood that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date);

                  (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof; and

                  (C) immediately after giving effect to the making of the Proposed Borrowing (and the application of the proceeds thereof), (i) the sum of outstanding Revolving Loans plus LOC Obligations plus Swingline Loans shall not exceed the Aggregate Revolving Committed Amount, (ii) the LOC Obligations shall not exceed the LOC Committed Amount and (iii) the outstanding Swingline Loans shall not exceed the Swingline Committed Amount.


                          [Signature on Following Page]

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the date first written above.

                                           Very truly yours,

                                           INTERMAGNETICS GENERAL CORPORATION,
                                           a New York corporation

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                 Schedule 2.1(e)
                                 ---------------

                                    [FORM OF]
                                 REVOLVING NOTE
                                 --------------


                                                              _________ __, ____

         FOR VALUE RECEIVED, the undersigned, INTERMAGNETICS GENERAL CORPORATION, a New York corporation (the "Borrower"), hereby unconditionally promises to pay, on the Maturity Date (as defined in the Credit Agreement referred to below), to the order of ___________ (the "Lender") at the office of Wachovia Bank, National Association located at Charlotte Plaza, 201 South College Street, CP-8, Charlotte, North Carolina 28288-0680, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the undersigned pursuant to Section 2.1 of the Credit Agreement referred to below. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement.

         The holder of this Note is authorized to endorse the date and amount of each Loan pursuant to Section 2.1 of the Credit Agreement and each payment of principal and interest with respect thereto and its character as a LIBOR Rate Loan or an Alternate Base Rate Loan on Schedule I annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed subject to manifest error; provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Note.

         This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of December 17, 2003 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto (the "Guarantors"), the lenders from time to time party thereto (the "Lenders") and Wachovia Bank, National Association, as Administrative Agent for the Lenders (the "Administrative Agent"), and is entitled to the benefits thereof. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

         Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.


                          [Signature on Following Page]

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                            INTERMAGNETICS GENERAL CORPORATION,
                                            a New York corporation

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                                             SCHEDULE 1
                                                                 to
                                                           Revolving Note
                                                           --------------

                                                   LOANS AND PAYMENTS OF PRINCIPAL
                                                   -------------------------------

                                                                                        Principal
                  Amount         Type                                                     Paid
                    Of            of          Interest       Interest      Maturity        or            Principal        Notation
    Date           Loan         Loan(1)         Rate          Period         Date       Converted         Balance          Made By
    ----           ----         ----            ----          ------         ----       ---------         -------          -------
   ______         _______       ______       __________      _________     ________      _________        _________        ________
   ______         _______       ______       __________      _________     ________      _________        _________        ________
   ______         _______       ______       __________      _________     ________      _________        _________        ________
   ______         _______       ______       __________      _________     ________      _________        _________        ________
   ______         _______       ______       __________      _________     ________      _________        _________        ________
   ______         _______       ______       __________      _________     ________      _________        _________        ________
   ______         _______       ______       __________      _________     ________      _________        _________        ________
   ______         _______       ______       __________      _________     ________      _________        _________        ________
   ______         _______       ______       __________      _________     ________      _________        _________        ________
   ______         _______       ______       __________      _________     ________      _________        _________        ________
   ______         _______       ______       __________      _________     ________      _________        _________        ________
   ______         _______       ______       __________      _________     ________      _________        _________        ________
   ______         _______       ______       __________      _________     ________      _________        _________        ________
   ______         _______       ______       __________      _________     ________      _________        _________        ________
   ______         _______       ______       __________      _________     ________      _________        _________        ________
   ______         _______       ______       __________      _________     ________      _________        _________        ________
   ______         _______       ______       __________      _________     ________      _________        _________        ________
   ______         _______       ______       __________      _________     ________      _________        _________        ________
   ______         _______       ______       __________      _________     ________      _________        _________        ________
   ______         _______       ______       __________      _________     ________      _________        _________        ________





--------------------------
(1) The type of Loan may be represented by "L" for LIBOR Rate Loans or "ABR" for Alternate Base Rate Loans.

                                 Schedule 2.2(d)
                                 ---------------

                                    [FORM OF]
                                    TERM NOTE
                                    ---------


                                                               ________ __, ____

         FOR VALUE RECEIVED, the undersigned, INTERMAGNETICS GENERAL CORPORATION, a New York corporation (the "Borrower"), hereby unconditionally promises to pay, on the Maturity Date (as defined in the Credit Agreement referred to below), to the order of ___________ (the "Lender") at the office of Wachovia Bank, National Association at Charlotte Plaza, 201 South College Street, CP-8, Charlotte, North Carolina 28288-0680, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of the Term Loan made by the Lender to the undersigned pursuant to Section 2.2 of the Credit Agreement referred to below. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement.

         The holder of this Note is authorized to endorse the date and amount of each payment of principal and interest with respect to the Term Loan evidenced by this Note and the portion thereof that constitutes a LIBOR Rate Loan or an Alternate Base Rate Loan on Schedule I annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed subject to manifest error; provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Note.

         This Note is one of the Term Notes referred to in the Credit Agreement, dated as of December 17, 2003 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto (the "Guarantors"), the lenders from time to time party thereto (the "Lenders") and Wachovia Bank, National Association, as Administrative Agent for the Lenders (the "Administrative Agent"), and is entitled to the benefits thereof. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

         Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.


                          [Signature on Following Page]

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                            INTERMAGNETICS GENERAL CORPORATION,
                                            a New York corporation

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                                              SCHEDULE 1
                                                                 to
                                                              Term Note
                                                              ---------

                                                   LOANS AND PAYMENTS OF PRINCIPAL
                                                   -------------------------------

                                                                                         Principal
                  Amount         Type                                                     Paid
                    of            of          Interest      Interest      Maturity          Or            Principal        Notation
    Date           Loan         Loan(2)         Rate         Period         Date         Converted         Balance          Made By
    ----           ----         ----            ----         ------         ----         ---------         -------          -------
   ______         _______       ______       __________     _________     ________        _________        _________        ________
   ______         _______       ______       __________     _________     ________        _________        _________        ________
   ______         _______       ______       __________     _________     ________        _________        _________        ________
   ______         _______       ______       __________     _________     ________        _________        _________        ________
   ______         _______       ______       __________     _________     ________        _________        _________        ________
   ______         _______       ______       __________     _________     ________        _________        _________        ________
   ______         _______       ______       __________     _________     ________        _________        _________        ________
   ______         _______       ______       __________     _________     ________        _________        _________        ________
   ______         _______       ______       __________     _________     ________        _________        _________        ________
   ______         _______       ______       __________     _________     ________        _________        _________        ________
   ______         _______       ______       __________     _________     ________        _________        _________        ________
   ______         _______       ______       __________     _________     ________        _________        _________        ________
   ______         _______       ______       __________     _________     ________        _________        _________        ________
   ______         _______       ______       __________     _________     ________        _________        _________        ________
   ______         _______       ______       __________     _________     ________        _________        _________        ________
   ______         _______       ______       __________     _________     ________        _________        _________        ________
   ______         _______       ______       __________     _________     ________        _________        _________        ________
   ______         _______       ______       __________     _________     ________        _________        _________        ________
   ______         _______       ______       __________     _________     ________        _________        _________        ________
   ______         _______       ______       __________     _________     ________        _________        _________        ________





-----------------
(2) The type of Loan may be represented by "L" for LIBOR Rate Loans or "ABR" for Alternate Base Rate Loans.

                                 Schedule 2.4(d)
                                 ---------------

                                    [FORM OF]
                                 SWINGLINE NOTE
                                 --------------

                                                               ________ __, ____

         FOR VALUE RECEIVED, the undersigned, INTERMAGNETICS GENERAL CORPORATION, a New York corporation (the "Borrower"), hereby unconditionally promises to pay on the Maturity Date (as defined in the Credit Agreement referred to below), to the order of WACHOVIA BANK, NATIONAL ASSOCIATION (the "Swingline Lender") at the office of Wachovia Bank, National Association at Charlotte Plaza, 201 South College Street, CP-8, Charlotte, North Carolina 28288-0680, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the undersigned pursuant to Section 2.4 of the Credit Agreement referred to below. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement.

         The holder of this Note is authorized to endorse the date and amount of each Swingline Loan pursuant to Section 2.4 of the Credit Agreement and each payment of principal and interest with respect thereto and its character as an Alternate Base Rate Loan or otherwise on Schedule I annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed subject to manifest error; provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Note.

         This Note is the Swingline Note referred to in the Credit Agreement, dated as of December 17, 2003 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto (the "Guarantors"), the lenders from time to time party thereto (the "Lenders") and Wachovia Bank, National Association, as Administrative Agent for the Lenders (the "Administrative Agent"), and is entitled to the benefits thereof. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

         Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.


                          [Signature on Following Page]

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                            INTERMAGNETICS GENERAL CORPORATION,
                                            a New York corporation

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                                   SCHEDULE 1
                                                       to
                                                 Swingline Note
                                                 --------------

                                         LOANS AND PAYMENTS OF PRINCIPAL
                                         -------------------------------


                    Amount          Type
                      of             of             Interest         Principal        Principal        Notation
      Date           Loan           Loan              Rate             Paid            Balance          Made By
      ----           ----           ----              ----             ----            -------          -------
     ______        _______       __________        __________        _________        _________        ________
     ______        _______       __________        __________        _________        _________        ________
     ______        _______       __________        __________        _________        _________        ________
     ______        _______       __________        __________        _________        _________        ________
     ______        _______       __________        __________        _________        _________        ________
     ______        _______       __________        __________        _________        _________        ________
     ______        _______       __________        __________        _________        _________        ________
     ______        _______       __________        __________        _________        _________        ________
     ______        _______       __________        __________        _________        _________        ________
     ______        _______       __________        __________        _________        _________        ________
     ______        _______       __________        __________        _________        _________        ________
     ______        _______       __________        __________        _________        _________        ________
     ______        _______       __________        __________        _________        _________        ________
     ______        _______       __________        __________        _________        _________        ________
     ______        _______       __________        __________        _________        _________        ________
     ______        _______       __________        __________        _________        _________        ________
     ______        _______       __________        __________        _________        _________        ________
     ______        _______       __________        __________        _________        _________        ________
     ______        _______       __________        __________        _________        _________        ________
     ______        _______       __________        __________        _________        _________        ________

                                                  Schedule 2.10
                                                  -------------

                                                    [FORM OF]
                                         NOTICE OF CONVERSION/EXTENSION
                                         ------------------------------

                                                     [Date]


Wachovia Bank, National Association,
as Administrative Agent
Charlotte Plaza
201 South College Street, CP-8
Charlotte, North Carolina 28288-0680
Attn: Syndication Agency Services

Ladies and Gentlemen:

         Pursuant to Section 2.10 of the Credit Agreement, dated as of December 17, 2003 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among Intermagnetics General Corporation, a New York corporation (the "Borrower"), the Domestic Subsidiaries of the Borrower from time to time party thereto (the "Guarantors"), the lenders from time to time party thereto (the "Lenders") and Wachovia Bank, National Association, as Administrative Agent for the Lenders (the "Administrative Agent"), the Borrower hereby requests conversion or extension of the following Loans be made on [date] as follows (the "Proposed Conversion/Extension"):

         Applicable Loan:

                  __________  Revolving Loan

                  __________  Term Loan

                  (1) Total Amount of Loans to be
                      converted/extended                             $__________

                  (2) Amount of (1) to be allocated
                      to LIBOR Rate Loans                            $__________

                  (3) Amount of (1) to be allocated
                      to Alternate Base Rate Loans                   $__________

                  (4) Interest Periods and amounts to be allocated
                      thereto in respect of LIBOR Rate Loans
                      (amounts must total (2)):

                                    (i)   one month                  $__________

                                    (ii)  two months                 $__________

                                    (iii) three months               $__________

                                    (iv)  six months                 $__________

                                    Total LIBOR Rate Loans           $__________

         NOTE: PARTIAL CONVERSIONS MUST BE IN MINIMUM AMOUNTS OF $2,000,000 AND $1,000,000 INCREMENTS IN EXCESS THEREOF.

         Terms defined in the Credit Agreement shall have the same meanings when used herein.

         The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed
Conversion/Extension:

                  (A) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Conversion/Extension and to the application of the proceeds thereof, with the same effect as though such representations and warranties had been made on and as of the date of Proposed Conversion/Extension (it being understood that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date);

                  (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Conversion/Extension or from the application of the proceeds thereof; and

                  (C) immediately after giving effect to the making of the Proposed Conversion/Extension (and the application of the proceeds thereof), (i) the sum of outstanding Revolving Loans plus LOC Obligations plus Swingline Loans shall not exceed the Aggregate Revolving Committed Amount, (ii) the LOC Obligations shall not exceed the LOC Committed Amount and (iii) the outstanding Swingline Loans shall not exceed the Swingline Committed Amount.


                          [Signature on Following Page]

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Extension as of the date first written above.

                                           Very truly yours,

                                           INTERMAGNETICS GENERAL CORPORATION,
                                           a New York corporation

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                  Schedule 2.18
                                  -------------

                                    [FORM OF]
                            SECTION 2.18 CERTIFICATE
                            ------------------------

         Reference is hereby made to the Credit Agreement, dated as of December 17, 2003 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among Intermagnetics General Corporation, a New York corporation (the "Borrower"), the domestic subsidiaries of the Borrower from time to time party thereto (the "Guarantors"), the lenders from time to time party thereto (the "Lenders") and Wachovia Bank, National Association, as Administrative Agent for the Lenders (the "Administrative Agent"). Pursuant to the provisions of Section
2.18 of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                                     [NAME OF LENDER]


                                                     By:________________________
                                                     Name:______________________
                                                     Title:_____________________

                                                     Schedule 3.13
                                                     -------------

                                                      SUBSIDIARIES
                                                      ------------

-------------------------- ----------- -------------------------- ---------------- ---------------- ------------------
       Corporation          State of     # of Shares by Class        Number of      Percentage of       Number of
                            Incorp.                                   Shares           Shares          Outsatnding
                                                                    Outstanding      Outstanding        Options,
                                                                                                     Warrants, etc.
-------------------------- ----------- -------------------------- ---------------- ---------------- ------------------
Intermagnetics General     New York    20,000,000 common stock    17,908,932             90%        Warrants 105,060
Corporation                                                       (includes                         Options 1,163,225
                                                                  1,192,878 of                      Restricted
                                                                  Treasury stock)                   776,396
-------------------------- ----------- -------------------------- ---------------- ---------------- ------------------
                                       2,000,000 Preferred               0               0%                 0
                                       Stock (70,000 shares
                                       Series A non-voting
-------------------------- ----------- -------------------------- ---------------- ---------------- ------------------

-------------------------- ----------- -------------------------- ---------------- ---------------- ------------------
IGC Medical Advances,      Wisconsin   9,000 common stock                0               0%                 0
Inc.
-------------------------- ----------- -------------------------- ---------------- ---------------- ------------------

-------------------------- ----------- -------------------------- ---------------- ---------------- ------------------
IGC - PolyCold Systems     Delaware    400,000 Class A voting            0               0%                 0
Inc.
-------------------------- ----------- -------------------------- ---------------- ---------------- ------------------
                                       100,000 Class B                   0               0%                 0
                                       non-voting
-------------------------- ----------- -------------------------- ---------------- ---------------- ------------------

-------------------------- ----------- -------------------------- ---------------- ---------------- ------------------
SuperPower, Inc.           Delaware    8,000,000 Common Stock            0               0%         Options 1,200,000
-------------------------- ----------- -------------------------- ---------------- ---------------- ------------------

-------------------------- ----------- -------------------------- ---------------- ---------------- ------------------
Intermagnetics General     Barbados    Unlimited Common Stock            0               0%                 0
Foreign Sales Corporation
-------------------------- ----------- -------------------------- ---------------- ---------------- ------------------

Intermagnetics General Foreign Sales Corporation        98-0141517

IGC-Polycold Systems Inc.                               06-1500422

IGC-Medical Advances Inc.                               39-1885515

SuperPower Inc.                                         14-1833246

                                  Schedule 3.20
                                  -------------

                                  BROKERS' FEES
                                  -------------

AGREEMENT, made as of the 15th day of October, 2003, by and between Intermagnetics General Corporation, a corporation organized under the laws of the State of New York, having an office address at 450 Old Niskayuna Road, Latham, NY 12110, with a Taxpayer I.D. No. of 14-1537454 (hereinafter referred to as "Intermagnetics"), and PKK Consulting, Inc. with a mailing address of 2961 clay Street, San Francisco, CA 94115 and a Taxpayer No. of 11.3614648 (hereinafter referred to as "PKK").

As consideration for his services Intermagnetics shall pay PKK a transaction fee in connection with any Acquisitions of Invivo Corporation ("Invivo" or the "Target") (the "Transaction Fee") in an amount to be mutually agreed upon. In addition to the foregoing fees, Intermagnetics shall reimburse PKK for reasonable business expenses incurred by the PKK in the performance of the work hereunder; provided, however, such expenses (i) have been approved in advance by Intermagnetics, and (ii) are reasonably necessary for PKK's performance of the work hereunder.

                                  Schedule 3.21
                                  -------------

                                  LABOR MATTERS
                                  -------------

                                      NONE

                                  Schedule 3.24
                                  -------------

                               MATERIAL CONTRACTS
                               ------------------


Umbrella Agreement and Supply Agreement between Philips medical Systems and Intermagnetics General Corporation dated April 29, 1999; as amended by the Letter of Agreement effective as of January 1, 2003.

                                  Schedule 3.25
                                  -------------

                                    INSURANCE
                                    ---------


See Attached

                       INTERMAGNETICS GENERAL CORPORATION

LINE OF INSURANCE:                            Package Policy
-----------------

CARRIER:                                      Great Northern Insurance Company
-------

POLICY NUMBER:                                3539-48-93
-------------

POLICY PERIOD:                                2/1/03 - 2/1/04
-------------

Property:

Blanket Property & Contents                                        $70,590,000
Blanket Business Income & Extra Expenses                           $31,000,000
Accounts Receivable                                                $    25,000
Valuable Papers                                                    $    25,000
EDP Property                                                       $ 2,630,000
Personal Property At Any Other Location                            $   200,000
Personal Property In Transit                                       $    25,000
Boiler & Machinery                                                 POLICY LIMIT
Earthquake (Except California)                                     $ 5,000,000
Flood                                                              $ 5,000,000

                      SEE ATTACHED FOR ADDITIONAL COVERAGES

Deductibles:

Building, Contents & EDP                                           $     5,000
Production Machinery, Electrical Arcing, Mechanical Breakdown      $    10,000
Business Income Coverages                                          48 Hour Ded.
Earthquake                                                         $    25,000
Flood                                                              $    25,000

Replacement Cost
Functional Replacement Cost for Personal Property

General Liability:

General Aggregate Limit                                            $ 2,000,000
Products-Completed Operations Aggregate                            $ 2,000,000
Personal & Advertising Injury Limit                                $ 1,000,000
Each Occurrence Limit                                              $ 1,000,000
Damage to Rented Premises                                          Included in Occ. Limit
Medical Expense (Any One Person)                                   $    10,000

Aggregate Per Location

Employee Benefits Liability:

Each Employee Limit                                                $ 1,000,000
Aggregate Limit                                                    $ 1,000,000
Deductible                                                         $     1,000

Retroactive Date:   2/1/02
Commercial Package (Continued)

Exclusions:

Asbestos
Employment Related Practices

Exposure Basis:               $37,000,000 - Sales


         PREMIUM: $210,074 + $644 (New York Fire Fee) = $210,718
         -------

ADDITIONAL COVERAGES:
--------------------

Blanket Limit of Insurance                                                      $     250,000

         Blanket limit includes Account Receivable, Consequential Loss,
         Electronic Data Processing Property, Extra Expense, Fine Arts, Fire
         Department Service Charges, Leasehold Interest - Undamaged Tenant's
         Improvements & Betterments, Outdoor Trees, Shrubs, Plants or Lawns,
         Personal Property of Employees and Valuable Papers.

Any Other Location
         Accounts Receivable                                                    $      10,000
         Building Components                                                    $      25,000
         Electronic Data Processing Property                                    $      50,000
         Fine Arts                                                              $      10,000
         Personal Property                                                      $      10,000
         Valuable Papers                                                        $      15,000

Debris Removal
         Premises Shown In The Declarations                                     $     250,000
         Any Other Location                                                     $      50,000
         In Transit                                                             $      25,000
Deferred Payments                                                               $      50,000
Exhibition, Fair or Trade Show
         Electronic Data Processing Property                                    $      50,000
         Fine Arts                                                              $       5,000
         Personal Property                                                      $       5,000
Installation
         Any Job Site                                                           $      50,000
         In Transit                                                             $      50,000
In Transit
         Accounts Receivable                                                    $      10,000
         Electronic Data Processing Property                                    $      50,000
         Fine Arts                                                              $      10,000
         Valuable Papers                                                        $      10,000
Inventory Or Appraisals                                                         $      10,000
Loss Prevention Expenses                                                        $      10,000
Money & Securities
         On Premises                                                            $      20,000
         Off Premises                                                           $      10,000
Pollutant Clean Up or Removal                                                   $      25,000
Processing Water                                                                $      10,000
Newly Acquired Premises or Newly Acquired or Constructed Property
         Building                                                               $   2,000,000
         Personal Property                                                      $   1,000,000
         Electronic Data Processing
                  Equipment                                                     $   1,000,000
                  Media                                                         $     100,000
                  Media Duplicate                                               $     100,000
         Telephone Equipment                                                    $     100,000
         Fine Arts                                                              $      20,000

Building Income
         Any Other Location                                                     $      10,000
         Contractual Penalties                                                  $      10,000
         Dependent Business Premises                                            $     250,000
         Exhibition, Fair or Trade Show                                         $      15,000
         Fees                                                                   $      10,000
         Loss of Utilities                                                      $      25,000
         Pollutant Clean-Up or Removal                                          $      10,000

                                                    INTERMAGNETICS GENERAL CORP.
                                                       NAMED INSURED SCHEDULE

------------------------------------------------------------------- ---- -----------------------------------------------------------
                                  NAMED INSURED                                           DESCRIPTION
                                  -------------                                           -----------
------------------------------------------------------------------- ---- -----------------------------------------------------------
------------------------------------------------------------------- ---- -----------------------------------------------------------
Intermagnetics General Corporation                                       Designs and manufactures superconducting magnets for MRI
                                                                         applications
------------------------------------------------------------------- ---- -----------------------------------------------------------
                                                                         (IGC-Magnet Business Group)
------------------------------------------------------------------- ---- -----------------------------------------------------------

------------------------------------------------------------------- ---- -----------------------------------------------------------
IGC - Medical Advances, Inc.                                             Designs and manufactures radio frequency coils
------------------------------------------------------------------- ---- -----------------------------------------------------------

------------------------------------------------------------------- ---- -----------------------------------------------------------
IGC Polycold Systems, Inc.                                               Designs and produces proprietary cryogenic refrigeration
                                                                         equipment
------------------------------------------------------------------- ---- -----------------------------------------------------------

------------------------------------------------------------------- ---- -----------------------------------------------------------
Superpower, Inc.                                                         Develops commercially feasible high-temperature
                                                                         superconducting power cables and devices.
------------------------------------------------------------------- ---- -----------------------------------------------------------

------------------------------------------------------------------- ---- -----------------------------------------------------------
SuperPower LLC                                                           Develops commercially feasible high-temperature
                                                                         superconducting power cables and devices.
------------------------------------------------------------------- ---- -----------------------------------------------------------

------------------------------------------------------------------- ---- -----------------------------------------------------------
Intermagnetics General Corporation Foreign Sales Corporation             Foreign Sales
------------------------------------------------------------------- ---- -----------------------------------------------------------

------------------------------------------------------------------- ---- -----------------------------------------------------------
Intermagnetics General (Europe) Limited                                  Designs and sells refrigeration equipment
------------------------------------------------------------------- ---- -----------------------------------------------------------

------------------------------------------------------------------- ---- -----------------------------------------------------------
IGC - APD Cryogenics, Inc.                                               Designs and sells refrigeration equipment
------------------------------------------------------------------- ---- -----------------------------------------------------------

------------------------------------------------------------------- ---- -----------------------------------------------------------
InterCool Energy Corporation                                             Designs and sells the company's FRIGC family of
                                                                         refrigerants
------------------------------------------------------------------- ---- -----------------------------------------------------------

                       INTERMAGNETICS GENERAL CORPORATION


LINE OF INSURANCE:                            Package Policy
-----------------

CARRIER:                                      Great Northern Insurance Company
-------

POLICY NUMBER:                                7323-43-79
--------------

POLICY PERIOD:                                2/1/03 - 2/1/04
-------------

COVERAGE/LIMITS:
---------------

Coverage Territory includes anywhere in the world except for The United States, its territories and possessions, American Samoa, Guam, the U.S. Virgin Island, the Commonwealth of the Northern Marina Islands and the Commonwealth of Puerto Rico and Canada.

General Liability:
         Each Occurrence Limit                                                  $   1,000,000
         Personal & Advertising Injury Limit                                    $   1,000,000
         Products-Completed Operations Aggregate Limit                          $   1,000,000
         Property Damaged to Rented or Occupied Premises                        $   1,000,000
         Medical Payment                                                        $      10,000
         Threshold Amount Benefit                                               $      10,000

         Composite Rated:  Estimated Foreign Sales - $110,000,000

Business Automobile:

         Liability Limit                                                        $   1,000,000*
         Medical Payments                                                       $      10,000
         Threshold Amount Benefit                                               $      10,000

                  *This policy is not intended to satisfy any foreign country's compulsory insurance requirements.

Property:

         Personal Property Including Transit                                    $      30,000
         Deductible                                                             $       2,500

                       INTERMAGNETICS GENERAL CORPORATION


LINE OF INSURANCE:                               Comprehensive Automobile
-----------------

CARRIER:                                         Federal Insurance Company
-------

POLICY NUMBER:                                   7350-74-12
--------------

POLICY PERIOD:                                   2/1/03 - 2/1/04
-------------

COVERAGE/LIMITS:
---------------

         Automobile Liability                                $    1,000,000

         Personal Injury Protection                          Statutory Limits

         Medical                                             $        5,000

         Uninsured/Underinsured Motorists                    $    1,000,000

         Comprehensive Ded.                                  $          500

         Collision Ded.                                      $          500

         Hired Car Physical Damage                           INCLUDED

         Rental Reimbursement                                $40/day for 30 days

         Towing                                              $50 per Disablement

         Full Glass for PPT's                                INCLUDED



         ANNUAL PREMIUM:              $20,007 + $5 (Motor Vehicle Fee) = $20,012
         --------------

                                     INTERMAGNETICS GENERAL CORPORATION

                                              VEHICLE SCHEDULE

VEHICLE               MODEL             VIN#                         LOCATION          CLASS       COST
                                                                                       CODE        NEW
1989 Ford F-250       P/U               2FTHF26H4KCB45368            Latham, NY        1499        $17,771

2001 BMW              7401              WBAGG83441DN83543            Latham, NY        7398        $69,470

1996 Plymouth         Voyager           1P4GP44R1TB327974            Latham, NY        7398        $23,454

1998 Ford             Taurus            1FAFP5213WA106654            Latham, NY        7398        $19,943

2001 Cadillac         Deville           1G6KF57971U199974            Latham, NY        7398        $53,717

1996 Ford             Windstar Van      2FMDA5145TBC57408            Milwaukee, WI     7398        $19,600

1990 Chevy            P/U               1GBGC24K5LE172906            San Rafael, CA    1499        $15,000

1997 Chevy            Astro Van         1GNDM19W1VB110206            San Rafael, CA    7398        $23,160

                                        INTERMAGNETICS GENERAL CORPORATION

LINE OF INSURANCE:                                          Ocean Marine
-----------------

CARRIER:                                                    Hartford Fire Insurance Company
-------

POLICY NUMBER:                                              01 CTPGE1672
-------------

POLICY PERIOD:                                              2/10/03 - 2/10/04
-------------

COVERAGE:                                                   All Risk - Worldwide Territorial Limits
--------

COMMODITIES:                                                Magnets, Cryogenic Refrigeration Equipment, Medical
-----------                                                 Devices for MRI, HTS Tape and associated parts and
                                                            supplies

VALUATION:                                                  Amount of Invoice plus prepaid freight plus 10%
---------

DEDUCTIBLE:                                                 $1,000 Except $5,000 for Magnets and their associated
----------                                                  parts and supplies.

LIMITS OF LIABILITY:
-------------------

Underdeck, Air and Domestic                                 $500,000
On Desk                                                     $ 50,000
Barge                                                       $ 50,000
Mail or Parcel Post                                         $ 10,000

PREMIUM BASE COMPUTED ON:
------------------------

Domestic Values Shipped                                     $7,800,000
International Values Shipped                                $5,700,000

REPORTING RATES:
---------------

Domestic                                                    $.05
International -                  IGC - Magnet               $.28 ($4,000,000) = $11,200
                                 Polycold                   EXCLUDED FROM COVERAGE
                                 Medical Advances           $.11 ($1,700,000) = $1,870
                                 SuperPower                 $.11 ($0)

DEPOSIT PREMIUM:
---------------

Domestic                                                    $ 4,063
International                                               $13,070
War                                                         $ 1,576
TOTAL PREMIUM                                               $18,729

DEPOSIT PREMIUM (50%)                                       $ 9,365

                           INTERMAGNETICS GENERAL CORPORATION

LINE OF INSURANCE:                               Commercial Umbrella Liability
-----------------

CARRIER:                                         National Union Fire Insurance Company
-------

POLICY NUMBER:                                   BE5494214
-------------

POLICY PERIOD:                                   2/1/03 - 2/1/04
-------------

COVERAGE:
-------- To pay on behalf of the Insured the ultimate net loss in excess of the applicable underlying limit which the Insured becomes legally obligated to pay as damages because of bodily injury, property damage, personal injury or advertising injury to which this insurance applies.

LIMITS:                             General Aggregate                                 $25,000,000
------                              Products/Completed Operations Aggregate           $25,000,000
                                    Each Occurrence                                   $25,000,000

EXCLUSIONS:                         Professional Liability
----------                          Aircraft Liability

ADDITIONAL COVERAGES:
--------------------
                                    Terrorism
                                    Crises Response Sublimit                       $  250,000,000
                                    Crisis Management                              $   50,000,000



                           PREMIUM:                    $90,917
                           -------

                           INTERMAGNETICS GENERAL CORPORATION

LINE OF INSURANCE:                               Excess Umbrella Liability
-----------------

CARRIER:                                         Federal Insurance Company
-------

POLICY NUMBER:                                   7975-84-67
-------------

POLICY PERIOD:                                   2/1/03 - 2/1/04
-------------

COVERAGE:
-------- To pay on behalf of the Insured the ultimate net loss in excess of underlying limit of insurance which the Insured becomes legally obligated to pay as damages because of bodily injury, property damage, personal injury or advertising injury to which this insurance applies.

LIMITS:                             General Aggregate                                 $25,000,000
------
                                    Products/Completed Operations Aggregate           $25,000,000

                                    Each Occurrence                                   $25,000,000



EXCLUSIONS:
----------                          Asbestos

                                    Pollution

                                    Professional Services



                           PREMIUM:                    $38,900
                           -------

                       INTERMAGNETICS GENERAL CORPORATION


LINE OF INSURANCE:                               Executive Protection Policy -
-----------------                                Directors' & Officers'

CARRIER:                                         Vigilant Insurance Company
-------

POLICY NUMBER:                                   8159-66-66
-------------

POLICY PERIOD:                                   6/25/03 - 6/25/04
-------------

COVERAGE LIMITS:
---------------

                  Each Loss                                 $10,000,000
                  Each Policy Period                        $10,000,000

         Insuring Clause 1:         Executive Liability Coverage
         ------------------

         The Company shall pay on behalf of each of the Insured Persons all Loss for which the Insured Person is not indemnified by the Insured Organization and which the Insured Person becomes legally obligated to pay on account of any Claim first made against him, individually or otherwise, during the Policy Period or, if exercised, during the Extended Reporting Period, for a Wrongful Act committed, attempted, or allegedly committed or attempted by such Insured Person before or during the Policy Period.

         Insuring Clause 2:         Executive Indemnification Coverage
         ------------------

         The Company shall pay on behalf of the Insured Organization all Loss for which the Insured Organization grants indemnification to each Insured Person, as permitted or required by law, which the Insured Person has become legally obligated to pay on account of any Claim first made against him, individually or otherwise, during the Policy Period or, if exercised, during the Extended Reporting Period, for a Wrongful Act committed, attempted, or allegedly committed or attempted by such Insured Person before or during the Policy Period.


         Insuring Clause 3:         Insured Organization Coverage
         ------------------

         The Company shall pay on behalf of any Insured Organization all Loss for which it becomes legally obligated to pay on account of any Securities Claim first made against it during the Policy Period or, if exercised, during the Extended Reporting Period, for a Wrongful Act.


         Insuring Clause 4:         Investigative Costs Coverage
         ------------------

         The Company shall pay on behalf of the Insured Organization all Investigative Costs which such Insured Organization becomes legally obligated to pay on account of any Shareholder Derivative Demand first made during the Policy Period or, if exercised, during the Extended Reporting Period, for a Wrongful Act by an Insured Person occurring before or during the Policy Period.

         Deductibles:
         ------------

                  SEC Claims                     $1,000,000 - 100% Allocation
                  All Other Claims               $  150,000

         Endorsements Included:
         ---------------------

                o  New York Amendatory Endorsement
                o  Spousal Extension Endorsement
                o  Outside Directorship Liability Endorsement
                o  Amend Definition of Loss Endorsement
                o  Add Insuring Clause Endorsement
                o  Investigative Costs Coverage Endorsement
                o  Securities Claims Deductible Endorsement

         Continuity Date:                    6/25/99
         ---------------

         Pending or Prior Date:              6/25/99
         ---------------------

         Extended Reporting:                 A 1 Year Reporting Period is
         ------------------                  Available for 200% of the Total
                                             Annual Premium


                            ANNUAL PREMIUM - $195,000

                                 Schedule 4.1(b)
                                 ---------------

                                    [FORM OF]
                             SECRETARY'S CERTIFICATE
                             -----------------------

                                    [COMPANY]

                                     [DATE]

         The undersigned hereby certifies that he/she is the duly elected, qualified, and acting Secretary of [COMPANY], a ________ corporation (the "Company"), and that, as such, he/she is familiar with the facts herein certified and is duly authorized to certify the same and does hereby certify as follows:

         1. Attached hereto as Exhibit A is a true and complete copy of the Articles of Incorporation of the Company and all amendments thereto as in effect on the date hereof.

         2. Attached hereto as Exhibit B is a true and complete copy of the Bylaws of the Company as in effect at all times since _______________ to and including the date hereof.

         3. Attached hereto as Exhibit C is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company on ___________ ____. Such resolutions have not in any way been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect, and such resolutions are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.

         4. Each of the following persons is now a duly elected and qualified officer of the Company, holding the office indicated next to his/her name below and the signature appearing opposite his/her name below is his/her true and genuine signature:

Title                      Typed Name                      Signature

___________________        _____________________           _____________________

___________________        _____________________           _____________________

___________________        _____________________           _____________________


                          [Signature on Following Page]

         IN WITNESS WHEREOF, I hereunder subscribe my name effective as of the date first written above.


                                            ____________________________________
                                            Secretary of [COMPANY]

         I, _______________________, the _______________________ of [COMPANY],
hereby certify that ____________________ is the duly elected and qualified Secretary of [COMPANY] and that his/her true signature is set forth above.






                                            ____________________________________
                                            __________________ of [COMPANY]

                                 Schedule 4.2(f)
                                 ---------------

                                    [FORM OF]
                              SOLVENCY CERTIFICATE
                              --------------------

                                     [DATE]

         The undersigned chief financial officer of INTERMAGNETICS GENERAL CORPORATION, a New York corporation (the "Borrower"), is familiar with the properties, businesses, assets and liabilities of the Credit Parties and is duly authorized to execute this certificate on behalf of the Credit Parties.

         Reference is made to that Credit Agreement, dated as of December 17, 2003 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto (the "Guarantors"), the lenders from time to time party thereto (the "Lenders") and Wachovia Bank, National Association, as Administrative Agent for the Lenders (the "Administrative Agent"). All capitalized terms used herein and not defined shall have the meanings provided in the Credit Agreement.

         1. The undersigned certifies that he has made such investigation and inquiries as to the financial condition of the Credit Parties as the undersigned deems necessary and prudent for the purpose of providing this Certificate. The undersigned acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the making of Loans and other Extensions of Credit under the Credit Agreement.

         2. The undersigned certifies that the financial information, projections and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

         BASED ON THE FOREGOING, the undersigned certifies that, both before and after giving effect to the Acquisition, the Loans and other Extensions of Credit made on the Closing Date:

                  A. Each of the Credit Parties is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business.

                  B. Each of the Credit Parties does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature in their ordinary course.

                  C. Each of the Credit Parties is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which the assets of such Credit Party would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Credit Parties and their Subsidiaries are engaged or are to engage.

                  D. The present fair saleable value of the consolidated assets of the Credit Parties and their Subsidiaries, measured on a going concern basis, is not less than the amount that will be required to pay the probable liability on the debts of the Credit Parties and their Subsidiaries, on a consolidated basis, as they become absolute and matured.


                          [Signature on Following Page]

         IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate as of the date first written above, in the undersigned's capacity as the chief financial officer of the Borrower.

                                            INTERMAGNETICS GENERAL CORPORATION,
                                            a New York corporation

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                  Schedule 5.10
                                  -------------

                                    [FORM OF]
                                JOINDER AGREEMENT
                                -----------------

         THIS JOINDER AGREEMENT (the "Agreement"), dated as of _____________, ____, is by and between _____________________, a ______________________ (the
"Subsidiary Guarantor"), the Borrower (as defined below), the Guarantors (as defined below) and WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent under that certain Credit Agreement, dated as of December 17, 2003 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among Intermagnetics General Corporation, a New York corporation (the "Borrower"), the Domestic Subsidiaries of the Borrower from time to time party thereto (the "Guarantors"), the lenders from time to time party thereto (the "Lenders") and Wachovia Bank, National Association, as Administrative Agent for the Lenders (the "Administrative Agent"). Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Credit Agreement.

         The Subsidiary Guarantor is an Additional Credit Party, and, consequently, the Credit Parties are required by Section 5.10 of the Credit Agreement to cause the Subsidiary Guarantor to become a "Guarantor" thereunder.

         Accordingly, the Subsidiary Guarantor hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

         1. The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement and the other Credit Documents, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement and the other Credit Documents. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Documents, including without limitation (a) all of the representations and warranties of the Credit Parties set forth in Article III of the Credit Agreement and (b) all of the affirmative and negative covenants set forth in Articles V and VI of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary Guarantor hereby jointly and severally together with the other Guarantors, guarantees to each Lender, the Administrative Agent, the Swingline Lender and the Issuing Lender as provided in the Credit Agreement the prompt payment and performance of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof and agrees that if any of such Credit Party Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Subsidiary Guarantor will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

         2. The Subsidiary Guarantor acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto. The information on the schedules to the Credit Agreement is hereby amended to provide the information shown on the attached Schedule A.

         3. The Borrower and the Guarantors confirm that all of their obligations under the Credit Agreement are, and upon the Subsidiary Guarantor becoming a Guarantor, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon the Subsidiary Guarantor becoming a Guarantor, the term "Credit Party Obligations," as used in the Credit Agreement, shall include all obligations of such Subsidiary Guarantor under the Credit Agreement and under each other Credit Document.

         4. The Subsidiary Guarantor hereby agrees that upon becoming a Guarantor it will assume all Credit Party Obligations of a Guarantor as set forth in the Credit Agreement.

         5. Each of the Borrower and the Subsidiary Guarantor agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts and things as the Administrative Agent may reasonably request in order to effect the purposes of this Agreement.

         6. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

         7. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.


                          [Signature on Following Page]

         IN WITNESS WHEREOF, each of the Borrower, the Guarantors and the Subsidiary Guarantor has caused this Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                            [SUBSIDIARY GUARANTOR]

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            INTERMAGNETICS GENERAL CORPORATION,
                                            a New York corporation

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            [EXISTING GUARANTORS]

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________



Acknowledged and accepted:

WACHOVIA BANK, NATIONAL ASSOCIATION,
  as Administrative Agent

By:______________________________________
Name:____________________________________
Title:___________________________________

                                   SCHEDULE A
                                   ----------
                                       to
                                Joinder Agreement

                          SCHEDULES TO CREDIT AGREEMENT
                         ------------------------------

                                 Schedule 6.1(b)
                                 ---------------

                                  INDEBTEDNESS
                                  ------------

Mortgage dated November 16, 1998 and held by Wachovia National Bank (successor by merger to First Union National Bank) for property located at:

450 Old Niskayuna Road

Latham, New York

                                  Schedule 6.5
                                  ------------

                              EXISTING INVESTMENTS
                              --------------------

Outstanding loans provided pursuant to the company's 1999 Executive Stock Purchase Plan totaling $3.4 million.

                                  Schedule 9.2
                                  ------------

                            LENDERS' LENDING OFFICES
                            ------------------------

Lenders:
-------

Credit Contact                              Administrative Contact


WACHOVIA BANK, NATIONAL ASSOCIATION
-----------------------------------

Wachovia Bank, National Association         Wachovia Bank, National Association
Credit Product Management                   Charlotte Plaza
300 Main Street, 3rd Floor                  201 South College Street, CP-8
Stamford, CT 06901                          Charlotte, North Carolina 28288-0680
Attention: Annette Herber, Vice President   Attn: Syndication Agency Services
Telecopier: 203-406 6521                    Telephone:
Telephone: 203-406 6175                     Facsimile: 704-383-0288


JPMORGAN CHASE BANK
--------------------

JPMorgan Chase Bank                         JPMorgan Chase Bank
12 Corporate Woods Blvd.                    12 Corporate Woods Blvd.
Albany, NY  12211                           Albany, NY 12211
Attention:  James R. Murphy                 Attention: Karen B. Shulman
Telephone:  518-433-2522                    Telephone: 518-433-2544
Facsimile:  518-436-9811                    Facsimile: 518-433-0296


KEYBANK, N.A.
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                                            KeyBank, N.A.
KeyBank, N.A.                               66 S. Pearl Street
66 S. Pearl Street                          Albany, NY 12727
Albany, NY  12727                           Attention: Patricia Ellsbury
Attention:  Bryant J. Cassella, SVP         Telephone: 518-257-8577
Telephone:  518-257-8585                    Facsimile: 518-257-8587
Facsimile:  518-257-8587

COMERICA BANK
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Comerica Bank                               Comerica Bank
500 Woodward Ave.                           500 Woodward Ave.
Detroit, MI  48226-3245                     Detroit, MI 48226-3245
Attention:  Daniel Negin                    Attention: Annette Reynolds
Telephone:  313-222-2880                    Telephone: 313-222-1241
Facsimile:  313-222-5636                    Facsimile: 313-222-5636

                                 Schedule 9.6(c)
                                 ---------------

                                    [FORM OF]
                         COMMITMENT TRANSFER SUPPLEMENT
                         ------------------------------


         Reference is made to the Credit Agreement, dated as of December 17, 2003 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among Intermagnetics General Corporation, a New York corporation (the "Borrower"), the Domestic Subsidiaries of the Borrower from time to time party thereto (the "Guarantors"), the lenders from time to time party thereto (the "Lenders") and Wachovia Bank, National Association, as Administrative Agent for the Lenders (the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings provided in the Credit Agreement.

         __________________________________ (the "Transferor Lender") and
_________________________ (the "Purchasing Lender") agree as follows:

         1. The Transferor Lender hereby irrevocably sells and assigns to the Purchasing Lender without recourse to the Transferor Lender, and the Purchasing Lender hereby irrevocably purchases and assumes from the Transferor Lender without recourse to the Transferor Lender, as of the Transfer Funding Date (as defined below), in and to the Transferor Lender's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 attached hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on such Schedule 1 (collectively, the "Assigned Interest"), together with the Commitment Percentage corresponding to each such principal amount.

         2. The Transferor Lender (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto, other than that the Transferor Lender has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or any other obligor or the performance or observance by any Credit Party or any other obligor of any of their respective obligations under the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Note(s) held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent exchange the attached Note(s) for a new Note(s) payable to the Purchasing Lender and (ii) if the Transferor Lender has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Note(s) for a new Note(s) payable to the Transferor Lender, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Transfer Effective Date).

         3. The Purchasing Lender (a) represents and warrants that it is legally authorized to enter into this Commitment Transfer Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 3.1 thereof, the financial statements delivered pursuant to Section 5.1 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (c) agrees that it will, independently and without reliance upon the Transferor Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other loan documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to Section 2.18 of the Credit Agreement.

         4. The effective date of this Commitment Transfer Supplement shall be ________ ___, 20__ (the "Effective Date"). Following the execution of this Commitment Transfer Supplement, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date.

         5. The funding date for this Commitment Transfer Supplement shall be ________ ___, 20__ ("Transfer Funding Date"). On the Transfer Funding Date, any registration and processing fee shall be due and payable to the Administrative Agent pursuant to Section 9.6 of the Credit Agreement.

         6. Upon such acceptance, recording and payment of applicable registration and processing fees, from and after the Transfer Funding Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Purchasing Lender whether such amounts have accrued prior to the Transfer Funding Date or accrue subsequent to the Transfer Funding Date. The Transferor Lender and the Purchasing Lender shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Transfer Funding Date or, with respect to the making of this assignment, directly between themselves.

         7. From and after the Transfer Funding Date, (a) the Purchasing Lender shall be a party to the Credit Agreement and, to the extent provided in this Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and shall be bound by the provisions thereof and (b) the Transferor Lender shall, to the extent provided in this Commitment Transfer Supplement, relinquish its rights and be released from its obligations under the Credit Agreement.

         8. This Commitment Transfer supplement shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   SCHEDULE 1
                        TO COMMITMENT TRANSFER SUPPLEMENT

                         EFFECTIVE DATE: ________, 200_

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Name of Transferor Lender:

Name of Purchasing Lender:

Transfer Funding Date of Assignment:


           Credit                    Principal            Commitment Percentage
      Facility Assigned          Amount Assigned                Assigned(3)
      -----------------          ---------------          ---------------------

                                $______________           ____.______________%



[NAME OF PURCHASING LENDER]                  [NAME OR TRANSFEROR LENDER]


By____________________________               By_____________________________
  Name:                                        Name:
  Title:                                       Title:



Accepted (if required):                      Consented to (if required):

WACHOVIA BANK, NATIONAL ASSOCIATION,         INTERMAGNETICS GENERAL CORPORATION,
as Administrative Agent                      a New York corporation, as Borrower


By:___________________________               By:________________________________
   Name:                                        Name:
   Title:                                       Title:



-----------------------
(3) Calculate the Commitment Percentage that is assigned to at least 10 decimal places and show as a percentage of the aggregate commitments of all Lenders.